UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

HQ Sustainable Maritime Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies: Common Stock, $0.001 par value

(2)	Aggregate number of securities to which transaction applies: 14,657,163 shares of Common Stock

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HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

1511 Third Avenue

Suite 788

Seattle, Washington 98101

(206) 621-9888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 14, 2010

The Annual Meeting of Stockholders (the “Annual Meeting”) of HQ SUSTAINABLE MARITIME INDUSTRIES, INC., a Delaware corporation (the “Company”), will be held at 5:00 p.m., local time, on December 14, 2010 at One Southeast Third Avenue, Suite 1400, Miami, Florida, for the following purposes:

(1)	To elect the Company’s Board of Directors to hold office until the Company’s 2011 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified;

(2)	To ratify the appointment of Schwartz Levitsky Feldman LLP, as the Company’s independent registered public accounting firm;

(3)	To approve and adopt the 2010 Stock Incentive Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on November 8, 2010, as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

/s/ NORBERT SPORNS
Seattle, Washington	NORBERT SPORNS
November 19, 2010	CHIEF EXECUTIVE OFFICER

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

1511 Third Avenue

Suite 788

Seattle, Washington 98101

(206) 621-9888

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HQ SUSTAINABLE MARITIME INDUSTRIES, INC., a Delaware corporation (the “Company” or “HQS”), of proxies from the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company to be held at 5:00 p.m., local time, on December 14, 2010 at One Southeast Third Avenue, Suite 1400, Miami, Florida, or at any adjournment thereof (the “Annual Meeting”).

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is November 23, 2010. Stockholders should review the information provided herein in conjunction with the Company’s 2009 Annual Report to Stockholders. The Company’s principal executive offices are located at 1511 Third Avenue, Suite 788, Seattle, Washington 98101. Our telephone number is (206) 621-9888.

Information Concerning Proxy

The enclosed proxy is solicited on behalf of the Company’s Board of Directors. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

Other Matters; Discretionary Voting

Our Board of Directors does not know of any matters, other than as described in the Notice of Annual Meeting attached to this Proxy Statement, that are to come before the Annual Meeting.

The Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other matter properly comes before the Annual Meeting, including any stockholder proposal omitted from the Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.

If the requested proxy is given to vote at the Annual Meeting, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Annual Meeting for action, including, without limitation, any proposal to adjourn the Annual Meeting or otherwise concerning the conduct of the Annual Meeting.

Right to Revoke Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the President of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the President of the Company; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Our principal executive office at 1511 Third Avenue, Suite 788, Seattle, Washington 98101. No such revocation will be effective until written notice of the revocation is received by the Company prior to the Annual Meeting.

Purpose of the Meeting

At the Annual Meeting, the Company’s stockholders will consider and vote upon the following matters:

(1)	To elect the Company’s Board of Directors to hold office until the Company’s 2011 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified;

(2)	To ratify the appointment of Schwartz Levitsky Feldman LLP, as the Company’s independent registered public accounting firm;

(3)	To approve and adopt the 2010 Stock Incentive Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) “FOR ALL NOMINEES” listed in Proposal 1; and (b) “FOR” the proposal to ratify the appointment of Schwartz Levitsky Feldman LLP, as the Company’s independent registered public accounting firm and (c) “FOR” the proposal to approve and adopt the 2010 Stock Incentive Plan. In the event a stockholder specifies a different choice by means of the enclosed proxy, such stockholder’s shares will be voted in accordance with the specification so made.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on December 14, 2010:

This Proxy Statement and the 2009 Annual Report to Stockholders are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=15176.

Market for Common Stock

The Company’s Common Stock trades on the NYSE Amex under the symbol “HQS.”

Outstanding Voting Securities and Voting Rights

The Board of Directors has set the close of business on November 8, 2010 as the record date (the “Record Date”) for determining stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 17,895,175 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. In addition, the Company has 10,000,000 shares of preferred stock, $0.001 par value (the “Preferred Stock”), authorized. The Company has 100,000 shares of Series A Preferred Stock (“Series A Preferred Stock” and collectively with the Common Stock, the “Capital Shares”) issued and outstanding. Each share of Series A Preferred Stock has 1,000 votes on all matters presented to be voted on by the holders of the Company’s Common Stock.

Quorum and Voting Requirements

The presence, in person or by proxy, of at least a majority of the total number of Capital Shares outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than a majority of the outstanding Capital Shares are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast at the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals to be voted upon at the Annual Meeting.

A plurality of the votes cast by holders of Capital Shares will be required for the election of directors. The ratification of the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent registered public accounting firm will be approved if the number of Capital Shares voted in favor of ratification exceeds the number of shares voted against it. The approval and adoption of the 2010 Stock Incentive Plan will be approved if the number of Capital Shares voted in favor exceeds the number of shares voted against it.

Additional Information

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of Capital Shares represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s principal executive office in Seattle, Washington for a period of ten days prior to the Annual Meeting, and at the Annual Meeting itself.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the next Annual Meeting and until their successor has been elected and qualified. Each nominee is currently a member of the Board of Directors. The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote “FOR ALL NOMINEES” listed below. Should any nominee become unable or unwilling to accept nomination or election for any reason, the person named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Name	Age	Position
Lillian Wang Li	53	Chairman of the Board of Directors and Secretary
Norbert Sporns	57	Chief Executive Officer, President and Director
Harry Wang Hua	48	Chief Operating Officer and Director
Fred Bild	75	Independent non-executive Director
Kevin M. Fitzsimmons	53	Independent non-executive Director
Andrew Intrater	48	Independent non-executive Director
Daniel Too	58	Independent non-executive Director

Biographies

Lillian Wang Li—Chairman of Board of Directors and Secretary—Ms. Wang Li is one of our founders, and has served as our Secretary and Chairman of our Board of Directors since March 2004, when we effected the reverse merger with Process Equipment, Inc. Prior to joining HQS, between June 1994 and March 2004, she worked for SSC where her responsibilities included project development and financing, particularly in relation to China projects using Western technologies. She is responsible for the general administration, strategic planning and financial management of HQS. She has over twenty five years of experience in management of Chinese and Canadian businesses, particularly with respect to financial matters.

Norbert Sporns—Chief Executive Officer, President and Director—Mr. Sporns is one of our founders, and has served as our Chief Executive Officer and President and as a director since March 2004. Prior to joining HQS, between June 1994 and March 2004, he worked for SSC, where he was instrumental in completing Western sourced funding for China projects, as well as interfacing with Western technology providers managing Western supply and systems deployment in China. Mr. Sporns has also served as the Chief Executive Officer of Red Coral Group Limited since February 2003. He has extensive experience in project development and investment consultancy.

Harry Wang Hua—Chief Operating Officer and Director—Mr. Wang Hua is one of our founders, and has served as our Chief Operating Officer and as a director since March 2004. He is responsible for the establishment of the production facilities and their operation at HQS. Mr. Wang also leads our plant management teams and our sales teams. Mr. Wang has over fifteen years of experience in managing startup companies in China and in Canada and also has expertise in training middle managers in China in accordance with Western management standards. Prior to joining HQS, between June 1994 and March 2004, he was a director of SSC, where his primary task was to identify projects in China for which Western technologies and funding were available. Mr. Wang Hua has also served as a director of Red Coral Group Limited since June 1994.

Fred Bild—Independent non-executive Director—Mr. Bild has been a director since June 2004. He is currently a Visiting Professor at the University of Montreal where he has taught since January 1995. For over thirty-six years, Mr. Bild has served as a Canadian diplomat in Ottawa and in various functions at embassies abroad including Cultural Attaché (Tokyo), Economic Counselor and Deputy Chief of Mission (Paris) and Canadian Ambassador to Thailand, China and Mongolia.

Kevin M. Fitzsimmons—Independent non-executive Director—Dr. Fitzsimmons was appointed a director of the Company in March 2010. He has been a professor of environmental science at the University of Arizona, department of soil, water and environmental science since 1981, where his research specialty is tilapia aquaculture. Dr. Fitzsimmons holds degrees (BS and PhD) from University of Arizona and MS from the University of West Florida. He has 30 years experience with tilapia research and development and has assisted the industry’s growth on a global basis. Dr. Fitzsimmons has organized and chaired the last six International Symposia on Tilapia in Aquaculture, the major industry forum on research, production, processing and marketing of tilapia. He has also consulted and assisted with tilapia development for The World Bank, Mexican, Chinese, Indian, Egyptian, Guyanese, and Indonesian governments. Dr. Fitzsimmons was elected and served a term as President of the World Aquaculture Society. As a Fulbright Scholar he spent a sabbatical in Bangkok, Thailand where he holds an adjunct professorship at the Asian Institute of Technology. For ten years, the Chinese government has asked Dr. Fitzsimmons to help organize and co-chair the Annual Tilapia Development Conference sponsored by the China Aquatic Products Processing and Marketing Association. He also frequently guest lectures at universities in China. He maintains an active research program with close to $500,000 in annual grant funding with support from the private sector, US government agencies, NGO’s and multi-national groups including World Fish Center, FAO, and Network for Aquaculture Centers in Asia. His books and articles on tilapia farming and biology are widely used in academia and on farms.

Andrew Intrater—Independent non-executive Director—Mr. Intrater has been a director since June 1, 2007. Mr. Intrater is the Chairman and CEO of Columbus Acquisition Corp. and the Chief Executive Officer of Columbus Nova, a private investment firm with offices in New York, Los Angeles, Charlotte and Moscow where he has held this position since Columbus Nova’s inception in January 2000. Columbus Nova manages in excess of $2 billion of investor capital and debt in a variety of credit and private equity businesses. Mr. Intrater also serves as the Senior Managing Partner of Columbus Nova’s investment business, including Columbus Nova Capital and Columbus Nova Opportunity Fund, and is a former Director of Renova Group of companies. Columbus Nova is the U.S.-based affiliate of the Renova Group, one of the largest Russian strategic investors in the metallurgical, oil, machine engineering, mining, chemical, construction, housing & utilities and financial sectors, with net assets of over $9 billion. From 1985 to 2000, Mr. Intrater served as President and Chief Operating Officer of Oryx Technology Corp., and its predecessor, ATI, a leading manufacturer of semi-conductor testing equipment, based in Silicon Valley. Mr. Intrater serves as Chairman of the board of directors of Moscow Cablecom Corp., a company listed on the Nasdaq Global Market. Mr. Intrater is also a member of the board of directors of Oryx Technology Corp., Clareos, Inc. and Ethertouch, Ltd. Mr. Intrater received a B.S. from Rutgers University.

Daniel Too—Independent non-executive Director—Mr. Too has been a director since September 2004. He has extensive business experience in Asia and possesses a deep understanding of the business difficulties associated with working in China. He had been the Managing Director of Delta Elevator Far East and Mr. Too also served as Director of Voker Chemical Paint Limited.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” LISTED ABOVE AS

DIRECTORS TO SERVE UNTIL THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS

AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The Audit Committee of the Board of Directors appointed Schwartz Levitsky Feldman LLP as the Company’s independent registered public accounting firm. Schwartz Levitsky Feldman LLP currently audits the Company’s financial statements annually. The affirmative vote of a majority of the votes cast is necessary to appoint Schwartz Levitsky Feldman LLP. Representatives of Schwartz Levitsky Feldman LLP may be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of Schwartz Levitsky Feldman LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Schwartz Levitsky Feldman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE

RATIFICATION OF SCHWARTZ LEVITSKY FELDMAN LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 – APPROVAL AND ADOPTION OF THE COMPANY’S 2010 STOCK INCENTIVE PLAN

Overview

Equity incentive awards assist us in recruiting and retaining individuals with ability and initiative by enabling such individuals to participate in our future success and aligning their interests with our interests and the interests of our stockholders. In consideration of the benefits of equity incentive awards, our Board of Directors adopted the HQ Sustainable Maritime Industries, Inc. 2010 Stock Incentive Plan (the “Plan”) in November 2010 contingent upon its approval by our stockholders. If approved by our stockholders, the Plan will provide us with the ability to utilize equity incentive awards as a part of our overall compensation structure.

Key features of the Plan include:

•	All stock options and stock appreciation rights must have an exercise or base price that is not less than the fair market value of the underlying stock on the grant date.

•

The maximum number of shares of our Common Stock that may be issued under the Plan pursuant to awards is 1,000,000 shares; all of such shares may be issued in connection with options, stock appreciation rights or restricted stock awards.

•

Awards under the Plan will be subject to a one-year minimum performance period for performance-based awards, subject to certain exceptions for newly-hired employees, inducement grants, corporate transactions and the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

•	The Plan does not include any reload or “evergreen” share replenishment features.

•	Without stockholder approval, we may not reprice awards or repurchase awards that are subject to forfeiture or have not yet vested.

•

Any material amendments to the Plan that increase the benefits under the Plan, increase the number of available shares of our Common Stock, modify the requirements for participation in the Plan or change the listed performance conditions require stockholder approval.

•	The Plan will be administered by our Compensation Committee, which is comprised entirely of independent directors.

A summary of the principal features of the Plan is included below. However, every aspect of the Plan is not addressed in this summary and stockholders are encouraged to read the full text of the Plan which is attached to this Proxy Statement as Annex A.

Reasons for the Plan and Recommendation of the Board

As described in more detail in this Proxy Statement under “Compensation Discussion and Analysis,” we believe our compensation programs are structured to attract, retain and motivate our employees, officers and directors. Our Board of Directors believes that equity incentive awards play a key role in these programs as they help align the interests of employees, officers and directors with those of our stockholders.

While we believe that equity incentive awards should continue to be a significant part of our compensation program, in adopting the Plan, our Board of Directors sought to strike an appropriate balance between having sufficient shares available under the Plan to achieve our goals related to the attraction, retention and motivation of employees, officers and directors and avoiding significant stockholder dilution.

For the foregoing reasons, our Board of Directors recommends that our stockholders approve the Plan.

General Plan Information

The Plan is intended to permit the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs” (collectively “Options”)), stock appreciation rights (“SARs”) and restricted stock awards (“Restricted Stock Awards”). All awards granted under the Plan will be governed by separate written agreements between the Company and the participants. The written agreements will specify the terms and conditions of the awards. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the Plan and any awards granted thereunder. The Plan is unfunded, and we will not segregate any assets to cover grants of awards under the Plan.

No awards may be granted on or after ten years following the date of adoption of the Plan by our Board of Directors. No awards will become effective, exercisable or vested under the Plan unless and until the stockholders approve the Plan.

Administration

We will bear all expenses of administering the Plan. Our Compensation Committee will administer the Plan and has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Plan) as it may consider appropriate. Our Compensation Committee may act through subcommittees or, with respect to awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of our Board of Directors or the Board of Directors of our Affiliates (as defined in the Plan), delegate to one or more of our officers all or part of its duties with respect to such awards. The Compensation Committee may, in its discretion, accelerate the time at which any award may be exercised or become transferable or nonforfeitable, including, without limitation, (i) in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control (as defined in the Plan).

Eligibility for Participation

Any of our employees or service providers, employees or service providers of our Affiliates (as defined in the Plan), and non-employee members of our Board of Directors or of any Board of Directors of our Affiliates is eligible to receive an award under the Plan. However, ISOs may only be granted to employees of the Company or one of our Affiliates.

Shares Subject to Plan

The maximum aggregate number of shares of our Common Stock that may be issued under the Plan pursuant to awards is 1,000,000 shares, all of which may be issued pursuant to Options, SARs or Restricted Stock Awards. Each share issued in connection with an award will reduce the number of shares available under the Plan by one, and each share covered under a SAR will reduce the number of shares available under the Plan by one even though the share is not actually issued upon settlement of the SAR. Shares relating to awards that are terminated without issuance of the shares or settled in cash in lieu of shares will again be available for issuance under the Plan. Shares not issued as a result of a net settlement of an award, tendered or withheld to pay the exercise price of an award or withholding taxes or purchased on the open market with the proceeds of the exercise price of an award will not again be available for issuance under the Plan.

In any calendar year, no participant may be granted awards that relate to more than 250,000 shares of Common Stock. For these purposes, an Option and its corresponding SAR will be counted as a single award. The maximum number of shares of Common Stock that may be issued pursuant to awards, the per individual limits on awards and the terms of outstanding awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.

Awards

Options

An Option entitles the participant to purchase from the Company a stated number of shares of Common Stock. The exercise price per share of Common Stock underlying any Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted. With respect to an ISO granted to a participant who, at the time of grant, beneficially owns more than 10% of the combined voting power of the Company or any of our Affiliates (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the Option is granted. The exercise price may be paid in cash or, if the written agreement so provides, our Compensation Committee may allow a participant to pay all or part of the exercise price by tendering shares of Common Stock, by a broker-assisted cashless exercise, by means of a “net exercise” procedure, or by any other specified medium of payment. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs.

SARs

A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem award expires with respect to the number of shares being exercised. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A Corresponding SAR may be exercised only to the extent that the related Option is exercisable, and no SAR is exercisable unless the fair market value of the Common Stock at the time of exercise exceeds the fair market value of the Common Stock as of the date of grant of the SAR. As set forth in the written agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each.

Restricted Stock Awards

A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture for a period of time or subject to certain conditions. If the Restricted Stock Award is subject to forfeiture, prior to forfeiture, the participant will have all rights of a stockholder with respect to the shares of Common Stock subject to the Restricted Stock Award, including the right to vote the shares, provided, however, the participant may not transfer the shares while they are subject to forfeiture. To the extent deemed necessary by the Compensation Committee, dividends payable with respect to shares of Common Stock subject to a Restricted Stock Award may accumulate (without interest) and become payable in cash or shares of our Common Stock at the time and to the extent that the portion of the shares of Common Stock subject to the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. In lieu of retaining the certificates evidencing the shares, we may hold the certificates evidencing the shares in escrow or record the certificates evidencing the shares as outstanding by notation on our stock records. If a participant must pay for a Restricted Stock Award, the participant may pay the purchase price in cash or, if the written agreement so provides, our Compensation Committee may allow a participant to pay all or part of the purchase price by tendering shares of Common Stock, by means of a “net exercise” procedure, or by any other specified medium of payment.

Effect of Termination of Employment on Awards

If a participant terminates employment due to death, disability or retirement, any unexercised Options or SARs may be exercised by the participant (or the participant’s transferee if applicable), to the extent exercisable as of termination of employment (or on such accelerated basis as our Compensation Committee may determine at or after grant), until 12 months after termination of employment or, if earlier, the expiration of the stated term of the award, unless the written agreement for such award provides otherwise. Any vested portion of such award that remains unexercised after the expiration of such period shall terminate with no further compensation due to the participant.

If a participant terminates employment for any reason other than those described above, provided the participant’s employment is not involuntarily terminated for cause, any unexercised Options or SARs may be exercised by the participant (or the participant’s transferee if applicable), to the extent exercisable as of termination of employment (or on such accelerated basis as our Compensation Committee may determine at or after grant), until 90 days after termination of employment, or, if earlier, until the expiration of the stated term of such award, unless the written agreement for such award provides otherwise. Any vested portion of such award that remains unexercised after the expiration of such period shall terminate with no further compensation due to the participant.

The unvested portion of an award will terminate without any further compensation to the participant upon the termination of the participant’s employment, and all vested awards will terminate without any further compensation due to the participant if the participant’s employment is terminated by the Company or any Affiliate for cause (as defined in the Plan).

Performance Objectives and Time-Based Vesting

Our Compensation Committee has discretion to establish objectively determinable performance conditions for when awards will become vested or exercisable. Objectively determinable performance conditions generally are performance conditions (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. These performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. Performance conditions may be related to a specific customer or group of customers or geographic region individually, alternatively or in any combination, subset or component thereof. The form of the performance conditions also may be measured on a company, Affiliate, division, business unit, service line, segment or geographic basis individually, alternatively or in any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned performance criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable or vested on the achievement of performance conditions means that the award will not become exercisable or vested solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Additionally, the vesting or exercise of an award can be conditioned on mere continued employment or service or on performance conditions other than those set forth above if the award is not intended to qualify as performance-based.

The performance conditions may, among others, include any or any combination of the following: total return to stockholders or on stockholders’ investment; cash flow; return on assets, capital, equity or sales; stock price; basic or diluted earnings per share; reduction of, or extension of maturity dates of, outstanding debt; gross, operating or net earnings (before or after taxes); tangible net worth; return on investments; book value; gross or operating margins; fair market value of the Company or any Affiliate; market share; earnings before interest and taxes (including adjusted EBIT); earnings before interest, taxes, depreciation and/or amortization (including adjusted EBITDA); productivity ratios; expense targets; working capital targets; customer retention; competitive market metrics; employee retention; timely completion of new facilities or product launches; objective measures of personal targets, goals or completion of projects; peer group comparisons of any of the aforementioned performance conditions; or the consummation of a Change in Control (as defined in the Plan) or any transaction, merger, consolidation, restructuring, recapitalization, reorganization, liquidation, sale, spin-off or other similar event.

The above performance conditions are intended to permit our Compensation Committee to grant awards that constitute “qualified performance-based compensation” and are exempt from the $1 million limit on deductible compensation payable to our Chief Executive Officer or any of our three other highest paid officers, other than our Chief Executive Officer or our Chief Financial Officer.

The Compensation Committee will have the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an award will become vested or exercisable, except that the length of the performance period may not be less than one year, except in the case of newly-hired or newly-promoted employees or performance conditions relating to the consummation of a Change in Control or any transaction, merger, consolidation, restructuring, recapitalization, reorganization, liquidation, sale, spin-off or other similar event or in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

Form and Timing of Payments

Payments to be made by us upon the exercise of an Option or SAR or the vesting of a Restricted Stock Award may be made in such form as our Compensation Committee may determine and set forth in the written agreement for the award, including cash, shares of Common Stock, other awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis.

Stockholder Rights

No participant shall have any rights as a stockholder of the Company unless and until the award is settled by the issuance of Common Stock (other than such rights as a stockholder to which the participant may be entitled pursuant to the specific terms of the written agreement).

Maximum Award Period

No award may be exercisable or become vested more than ten years after the date of grant of the award. An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of the Company or any of our Affiliates (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant of the award.

Change in Control

In the event of a “Change in Control” (as defined in the Plan), our Compensation Committee in its discretion may, on a participant-by-participant basis (a) accelerate the vesting of all unvested and unexercised Options or SARs and terminate such awards, without any payment therefor, immediately prior to the date of any such transaction after giving the participant reasonable written notice of such actions; (b) fully vest Restricted Stock Awards; (c) terminate any outstanding Options or SARs after giving the participant notice and a chance to exercise such awards or Restricted Stock Award; (d) cancel any portion of an outstanding award that remains unexercised or is subject to restriction or forfeiture in exchange for a cash payment to the participant of the value of the award; or (e) require that the award be assumed by the successor corporation or replaced with interests of an equal value in the successor corporation. Alternatively, our Compensation Committee may take such other action as it determines to be reasonable under the circumstances to permit the participant to realize the value of the award.

Compliance with Applicable Law

No award shall become exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax, withholding and securities laws), any listing agreement with any stock exchange to which we are a party and the rules of all domestic stock exchanges on which our shares may be listed.

Amendment and Termination of Plan

Our Board of Directors may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding awards without the participant’s consent. An amendment will be contingent on approval of our stockholders, to the extent required by law, any tax or regulatory requirement, by the rules of any stock exchange on which our securities are then traded or if the amendment would (a) increase the benefits accruing to Plan participants, (b) increase the aggregate number of shares of our Common Stock issuable under the Plan, (c) modify the eligibility requirements of the Plan or (d) change the performance criteria set forth in the Plan for performance-based awards. Additionally, to the extent our Board of Directors deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), our Board of Directors will submit the material terms of the stated performance criteria to our stockholders for approval no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance objectives.

Forfeiture Provisions; No Repricings

Awards do not confer upon any individual any right to continue in the employ of or service to the Company or any of our Affiliates. All rights to any award that a participant has will be immediately forfeited if the participant is discharged from employment or service for “Cause” (as defined in the Plan). Except to the extent approved by our stockholders, the Plan does not permit (a) any decrease in the exercise price or base value of any outstanding Options or SARs, (b) the issuance of any replacement Options or SARs, which shall be deemed to occur if a participant agrees to forfeit an existing Option or SAR in exchange for a new Option or SAR with a lower exercise price or base value, (c) us to repurchase underwater or out-of-the-money Options or SARs, which shall be deemed to be those Options or SARs with exercise prices or base values in excess of the current fair market value of the shares of Common Stock underlying the Option or SAR, (d) us to issue any replacement or substitute awards, or pay cash in exchange, for underwater or out-of-the-money Options or SARs, (e) us to repurchase any awards under the Plan prior to the time the award becomes exercisable or vested or (f) any other action that is treated as a “repricing” under generally accepted accounting principles.

Federal Income Tax Consequences

The following discussion summarizes the principal federal income tax consequences associated with awards under the Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

ISOs

A participant will not recognize taxable income on the grant or exercise of an ISO. A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in the shares of Common Stock generally will be the amount the participant paid for the stock. If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of Common Stock.

We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs

A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant’s tax basis in the shares of Common Stock is the amount paid plus any amount included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of Common Stock. The exercise of a NQSO generally will entitle us to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

SARs

A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives on exercise of the SAR. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock Awards

A participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the underlying shares of Common Stock are either transferable or no longer subject to a substantial risk of forfeiture. The ordinary income recognized will equal the fair market value of the Common Stock on such date. The ordinary income recognized will be reduced by any amount the participant paid for the Restricted Stock Award. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Limitation on Deductions

The deduction by a publicly-held corporation for otherwise deductible compensation to a “covered employee” generally is limited to $1,000,000 per year. An individual is a covered employee if he or she is the Chief Executive Officer or one of the three highest compensated officers for the year (other than the Chief Executive Officer or Chief Financial Officer). The $1,000,000 limit does not apply to compensation payable solely because of the attainment of performance conditions that meet the requirements set forth in Section 162(m) of the Code and the regulations thereunder. Compensation is considered “qualified performance-based compensation” only if (a) it is paid solely on the achievement of one or more performance conditions; (b) a committee consisting solely of two or more “outside directors,” such as our Compensation Committee, sets the performance conditions; (c) before payment, the material terms under which the compensation is to be paid, including the performance conditions, are disclosed to, and approved by, the stockholders and (d) before payment, our Compensation Committee certifies in writing that the performance conditions have been met. The Plan has been designed to enable our Compensation Committee to structure awards that meet the requirements for qualified performance-based compensation that would not be subject to the $1,000,000 per year deduction limit.

Other Tax Rules

The Plan is designed to enable our Compensation Committee to structure awards that will not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE

APPROVAL AND ADOPTION OF THE COMPANY’S 2010 STOCK INCENTIVE PLAN.

EXECUTIVE OFFICERS

Our executive officers are elected annually and serve at the pleasure of the Board of Directors. The following sets forth certain information with respect to our executive officers. The biographies of Mr. Sporns, Ms. Wang and Mr. Wang are provided above under “Proposal 1 - Election of Directors.”

Name	Age	Position
Norbert Sporns	57	Chief Executive Officer, President and Director
Lillian Wang Li	53	Chairman of the Board of Directors and Secretary
Harry Wang Hua	48	Chief Operating Officer and Director
Jean-Pierre Dallaire	58	Chief Financial Officer and Financial Controller

Jean-Pierre Dallaire—Chief Financial Officer and Financial Controller—Mr. Dallaire is our Chief Financial Officer and Financial Controller. Prior to joining HQS in September 2004, he worked for SSC from June 2000 to September 2004, in the position of the Chief Financial Officer. Prior to that, Mr. Dallaire worked for Canada’s largest engineering company, where he was responsible for cash flow projections and financial supervision of projects.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of the Record Date by:

•	each person known to us to own beneficially more than 5%, in the aggregate, of the outstanding shares of our Common Stock;

•	each director;

•	each of the executive officers named in this Proxy Statement; and

•	all executive officers and directors as a group.

The number of shares beneficially owned and the percent of shares outstanding are based on 17,895,175 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Except as otherwise noted below, the address of each of the stockholders in the table is c/o HQ Sustainable Maritime Industries, Inc., 1511 Third Avenue, Suite 788, Seattle, Washington 98101. An asterisk indicates beneficial ownership of less than 1% of the Common Stock outstanding or less than 1% of total voting power, as the case may be.

Beneficial Owner	Number of Shares of Common Stock		Percent of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock		Percent of Series A Preferred Stock Beneficially Owned	Percentage of Total Voting Power
Norbert Sporns	796,761	(1)	4.5%	24,000	(2)	24.0%	21.0%
Lillian Wang Li	828,918	(1)	4.6%	25,000	(2)	25.0%	21.9%
Harry Wang Hua	1,639,993	(1)	9.2%	51,000	(2)	51.0%	44.6%
Andrew Intrater (3)	8,669		*	—		—	*
Fred Bild	13,725		*	—		—	*
Daniel Too	15,600		*	—		—	*
Kevin M. Fitzsimmons	1,439		*	—		—	*
Jean-Pierre Dallaire	10,000		*	—		—	*
All directors and executive officers as a group (8 persons)	3,315,105		18.5%	100,000		100.0%	87.6%

Five Percent Stockholders (Other than Directors and named executive officers)
River Road Asset Management, LLC (4)	907,350		5.1%	—		—	*

(1)	Beneficially owns the shares indicated, which are owned of record by Red Coral Group Limited and Sino-Sult Canada (S.S.C.) Limited. Each of Mr. Sporns, Ms. Wang and Mr. Wang own respectively 24%, 25% and 51% of the issued capital of Red Coral Group Limited and Sino-Sult Canada (S.S.C.) Limited and share voting and investment power over the shares held by Red Coral Group Limited and Sino-Sult Canada (S.S.C.) Limited.

(2)	Beneficially owns the shares indicated, which are owned of record by Sino-Sult Canada (S.S.C.) Limited. Each of Mr. Sporns, Ms. Wang and Mr. Wang own respectively 24%, 25% and 51% of the issued capital of Sino-Sult Canada (S.S.C.) Limited and share voting and investment power over the shares held by Sino-Sult Canada (S.S.C.) Limited. Each share of Series A Preferred Stock has the right to the voting power equal to that of 1,000 shares of the Company’s Common Stock. The voting power of the Series A Preferred Stock remains the same and is not adjusted for any reverse split, namely each share of Series A Preferred Stock continues to have the voting power of 1,000 shares of Common Stock. Each share of Series A Preferred Stock is convertible at a rate of 2 shares of Common Stock for 1 share of Series A Preferred Stock at the option of the beneficial holder, which has been adjusted to reflect a 1 for 20 reverse stock split effectuated on January 31, 2007 to 0.1 shares of Common Stock for 1 share of Series A Preferred Stock.
(3)	The address of this stockholder is c/o Renova U.S. Management LLC, 153 E. 53rd Street, 58th Floor, New York, New York 10022.
(4)	Based on a Schedule 13G/A filed by River Road Asset Management, LLC with the SEC on February 16, 2010. The address of the indicated holder is 462 S. 4th Street, Suite 1600, Louisville, KY 40202.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the material terms and provisions of our capital stock. The following summary description of our Common Stock and Preferred Stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference, and the applicable provisions of Delaware General Corporation Law. This information is only a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws.

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which 100,000 are designated as Series A Preferred Stock.

Common Stock

Authorized. We currently have authority to issue up to 200,000,000 shares of Common Stock, par value $0.001 per share.

Voting. Each holder of Common Stock is entitled to one vote for each share owned on all matters voted upon by stockholders. In addition, our Series A Preferred Stock is entitled to vote on all matters to be voted on by holders of our Common Stock. The Series A Preferred Stock is entitled to 1,000 votes per share. A majority vote is required for all actions to be taken by stockholders, except that a plurality is required for the election of directors. The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Dividends. Holders of Common Stock are entitled to receive dividends, if and when declared by our Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any Preferred Stock that may then be outstanding, including but not limited to, the Series A Preferred Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. In addition, as stipulated by the relevant laws and regulations for enterprises operating in the People’s Republic of China, Hainan Quebec Ocean Fishing Co. Ltd. and Jiahua Marine are required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds, which amounts are not available for the payment of dividends. As a result, we do not anticipate paying cash dividends on our Common Stock in the foreseeable future and we may not have sufficient funds to legally pay dividends.

Liquidation and Dissolution. In the event we liquidate, dissolve or wind-up our operations, the holders of the Common Stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of Preferred Stock that may then be outstanding.

Fully Paid and Nonassessable. All shares of our outstanding Common Stock are fully paid and nonassessable and any additional shares of Common Stock that we issue will be fully paid and nonassessable.

Listing. Our Common Stock is listed on the NYSE Amex under the symbol “HQS.”

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

Preferred Stock

Under the terms of our certificate of incorporation, our Board of Directors has the authority, without further action by the stockholders and subject to the limits imposed by Delaware General Corporation Law, to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series and to designate the rights, preferences, privileges and restrictions of each such series. The issuance of Preferred Stock could have the effect of restricting dividends on the Common Stock, diluting the voting power for the Common Stock, impairing the liquidation rights of the Common Stock or delaying or preventing a change in control without further action by the stockholders.

Series A Preferred Stock

Authorized. Of the 10,000,000 shares of Preferred Stock we are authorized to issue, 100,000 shares have been designated as Series A Preferred Stock.

Voting. Each holder of shares of our Series A Preferred Stock is entitled to 1,000 votes per share on all matters to be voted on by holders of our Common Stock; provided, however, that the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding is required for us to (1) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock either as to dividends or liquidation; (2) authorize, create or issue any class or series of our stock other than the Common Stock; (3) authorize any reclassification of the Series A Preferred Stock; (4) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by clauses (1) through (3) above; (5) amend our certificate of incorporation; or (6) enter into any disposal, merger or reorganization involving 20% of our total capitalization.

Conversion Rights. The holders of our Series A Preferred Stock have an optional right to convert each share of Series A Preferred Stock into two shares of our Common Stock, which has been adjusted to 0.1 shares of Common Stock for 1 share of Series A Preferred Stock to reflect a one for 20 reverse stock split effectuated on January 31, 2007.

Dividends. Subject to the rights of the holders of any class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock, the holders of our Series A Preferred Stock have the right to receive cumulative dividends when and as declared by the Board of Directors.

Liquidation. The holders of our Series A Preferred Stock have the right to receive a liquidation preference of $1.00 per share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid, in preference to the holders of our Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred Stock. This liquidation preference will be adjusted to reflect any stock dividend, stock distribution or stock split with respect to the Series A Preferred Stock.

Reacquired Shares. Any shares of Series A Preferred Stock acquired by us will be retired and not reissued.

REPORT OF AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors is composed of three directors. The members of the committee meet the independence requirements of SEC rules and NYSE Amex listing standards.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report its findings to the Board of Directors. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the committee certify that the independent auditor is “independent” under applicable rules. The committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the committee’s members in business, financial and accounting matters.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC.

Andrew Intrater, Chairman
Fred Bild
Daniel Too

AUDITOR FEES

Audit Fees

Our auditors Schwartz Levitsky Feldman LLP billed us aggregate fees in the amount of approximately $275,000 and $240,000 for years ended December 31, 2009 and 2008, respectively. These amounts were billed for professional services our auditors provided for the audit of our annual financial statements and SOX 404 internal controls over financial reporting, review of our securities offerings and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those financial years.

Audit-Related Fees

Schwartz Levitsky Feldman LLP billed us aggregate fees in the amount of approximately $60,000 and $60,000 for years ended December 31, 2009 and 2008, respectively, and for assurance and related services that were reasonably related to the performance of the reviews of our financial statements.

Tax Fees

Schwartz Levitsky Feldman LLP billed us aggregate fees in the amount of $0 for the financial years ended December 31, 2009 and December 31, 2008, for tax compliance, tax advice, and tax planning.

All Other Fees

Schwartz Levitsky Feldman LLP billed us aggregate fees in the amount of approximately $24,000 for the financial year ended December 31, 2009 and $0 for December 31, 2008, for all other fees.

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Schwartz Levitsky Feldman was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Pre-Approval Policies and Procedures

On an ongoing basis, our management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the committee approves the engagement of Schwartz Levitsky Feldman. On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

Audit — These fees include the cost of professional services to audit our financial statements and internal control over financial reporting. The cost of the annual audit includes costs associated with the quarterly review of financial statements performed in connection with the audit and scope modifications initiated during the course of the audit work.

Audit-Related Services — The committee separately pre-approves budgets for services related to accounting consultations, due diligence and audit services related to mergers and acquisitions, internal control reviews and attest services related to financial reporting that are not required by statute or legislation.

Tax — The committee separately pre-approves a budget for services related to tax compliance, tax planning and tax advice. The specific types of tax services approved include (a) the review of tax returns; (b) assistance with tax examinations and elections; (c) the provision of customs consultancy services; and (d) advice regarding tax codes including interpretations, procedures and private letter rulings thereof, or their equivalent in applicable jurisdictions, in the areas of income tax, value added tax, sales and use tax, and excise taxes.

Other Services — Other services were discussed with and approved by the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Our compensation program is designed to attract, retain and motivate highly qualified executives and drive sustainable growth. We compensate our executives named in the “Summary Compensation Table,” which we refer to as “named executive officers” or “NEOs,” through a combination of base salary, incentive, and cash bonuses. Cash bonuses are designed to reward current performance and are based on the Company’s performance, the executive’s performance and the executive’s adherence to our core values.

Our Compensation Committee

The responsibilities of the Compensation Committee are to:

•

oversee development and administration of the Company’s executive compensation plans; set the compensation of the Chief Executive Officer and other executive officers; review and consider the performance of the Chief Executive Officer and other officers;

•

oversee the evaluation of the Chief Executive Officer and other members of management; and review and approve employment, severance, change-in-control, termination and retirement arrangements for all officers.

The Compensation Committee has not delegated its authority for officer compensation, but has delegated all of its authority under the Company’s equity plan to the Chief Executive Officer to grant equity awards to employees below the officer level.

Officer compensation decisions are made by the Compensation Committee after discussing recommendations with the Chief Executive Officer. He may attend Compensation Committee meetings to discuss the financial performance of the Company and the performance of individual executives.

The members of the Compensation Committee are Fred Bild and Daniel Too. The Board has determined that all of the members of the Compensation Committee are independent under the Company’s corporate governance guidelines and the NYSE Amex rules. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

Overview of Our Executive Compensation

Our compensation objectives are to:

•	attract first-class executive talent;

•	retain key leaders;

•	reward past performance;

•	motivate future performance; and

•	foster the identification and development of leadership potential in key talent.

The compensation framework for our named executive officers consists of the following three key elements:

•	Base salary;

•	Annual cash bonuses; and

•	Long-term incentives (including the grant of stock options)

In addition to these key elements of compensation, our compensation framework includes limited fringe benefits, perquisites, severance and other benefits.

Our executive compensation program is designed to develop and motivate the collective and individual abilities of our management team. In establishing the type and size of executive compensation awards, the Compensation Committee considers the factors listed below under “Performance Criteria.”

Base Salaries

Our named executive officers receive a majority of their overall cash compensation as base salary. Generally, base salaries have not been based upon specific measures of corporate performance, but are determined upon the recommendations of the Chief Executive Officer, based upon his determination of each employee’s individual performance, position and responsibilities, and contributions to both our financial performance and ethical culture, and approved by the Compensation Committee. We kept the original terms of the employment agreements including the amount of salaries for the named executive officers over the years.

Annual Bonuses

Pursuant to employment agreements, the named executive officers are entitled to an annual cash bonus in an amount no less than $100,000 for Mr. Harry Wang, $100,000 for Ms. Lillian Wang, $50,000 for Mr. Norbert Sporns and $25,000 for Mr. Jean-Pierre Dallaire. The Compensation Committee determines whether to pay any annual cash bonus to the named executive officers in excess of these thresholds and the amount of such excess. The Compensation Committee makes this determination at the end of each fiscal year, based on the factors described below under “Performance Criteria.”

For each of the last four fiscal years, the Compensation Committee increased the cash bonus for each of the named executive officers by 10%. Although the Compensation Committee does not directly link the amounts of annual cash bonuses to the Company’s financial performance when determining the amount of these bonuses, the Compensation Committee considered the fact that the Company’s income from operations increased substantially over 10% in each of the past four years. The amount of the cash bonus for each named executive officer for each of the last three years is set forth below under “Summary Compensation Table.”

Long-Term Incentives

The Compensation Committee believes that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our named executive officers is appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of non-cash, equity incentive compensation opportunities. The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards. Since long-term awards will increase in value in conjunction with an increase in the value of our Common Stock, the awards are designed to provide our named executive officers with an incentive to remain with us.

Perquisites

Our compensation framework includes limited fringe benefits, perquisites and other benefits. Based on the employment agreements entered into between the Company and the named executive officers, the named executive officers are eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans. Since our main operation is in China and the named executive officers maintain personal residences in China and other places than Seattle, our headquarters office, the Company also supports the rent for the named executive officers during their stay in Seattle.

The Company periodically reviews the perquisites that named executive officers receive. These perquisites are relatively few in number, and the Compensation Committee believes that its policies regarding perquisites are conservative compared to other companies.

The total costs to the Company for providing perquisites and personal benefits to the named executive officers during the last three fiscal years are shown in the “Summary Compensation Table.”

Our Executive Compensation Principles

The following core principles reflect the compensation philosophy of the Company with respect to the named executive officers, as established and refined from time to time by the Compensation Committee:

1.	Compensation should reinforce the Company’s business objectives and values.

2.	Compensation should be performance-related.

3.	There should be flexibility in allocating the various compensation elements.

4.	Incentive compensation should balance short-term and long-term performance.

5.	Named executive officers should have financial risk and reward tied to their business decisions.

These principles are intended to motivate the named executive officers to improve the Company’s financial performance; to be personally accountable for the performance of the business units, divisions, or functions for which they are responsible; and to collectively make decisions about the Company’s business that will deliver stockholder value. Below is a description of how these principles are implemented.

1. Compensation should reinforce the Company’s business objectives and values.

Our executive compensation program includes the incentives necessary to reward the contributions and leadership that serve to increase profits, revenue, and operating cash flow; enhance confidence in our financial stewardship; create and maintain the high morale and commitment of our employees; and enhance our reputation as a responsible corporate citizen.

2. Compensation should be performance-related.

We consider both business performance and the competitive marketplace when we design, deliver and fund our compensation programs. We pay for performance by rewarding superior performers with premium compensation. We reward named executive officers when the Company performs well. Likewise, we award lower compensation if the Company does not perform well. The Compensation Committee believes that a significant portion of a named executive officer’s total compensation should be at risk and tied to how well the Company, the individual, and the individual’s business unit, division, or function performs.

3. There should be flexibility in allocating the various compensation elements.

The Compensation Committee does not target any specific mix of elements of compensation in cash versus equity, in short-term compensation versus long-term compensation, or in fixed pay versus variable pay. Instead, the Compensation Committee has the flexibility to establish compensation consistent with the principle that the majority of pay should be at risk through short-term and long-term incentives.

4. Incentive compensation should balance short-term and long-term performance.

While the Compensation Committee seeks to structure a balance between achieving strong annual results and ensuring the Company’s long-term viability and success, it does not target a specific mix of short-term and long-term incentives. Named executive officers are regularly provided incentive opportunities based on both short-term and long-term achievements. Participation in the Company’s short-term and long-term incentive programs increases with positions at higher levels of responsibility such as those held by named executive officers who have the greatest influence over time on the Company’s strategic direction and results.

5. Named executive officers should have financial risk and reward tied to their business decisions.

The Compensation Committee believes that named executive officers should have a financial interest in the Company’s long-term results. Consequently, we require our named executive officers to be stockholders of the Company and provide them various ways to do so. In addition, the majority of our named executives’ compensation is designed to be at risk through short-term and long-term incentives.

Prohibition against Speculative Transactions

Our Code of Ethics and Business Conduct, which applies to all of our employees and directors, prohibits speculative transactions in our stock such as short sales, puts, calls or other similar options to buy or sell our stock.

Guidelines for Trades by Insiders

We maintain policies that govern trading in our stock by officers and directors required to report under Section 16 of the Exchange Act, as well as certain other employees who regularly have access to material non-public information about us. These policies include pre-approval requirements for all trades and periodic trading “black-out” periods designed with reference to our quarterly financial reporting schedule. We also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To mitigate the potential for abuse, no trades are allowed under a plan within 30 days after adoption. We discourage termination or amendment of plans by prohibiting trades under new or amended plans within 90 days following a plan termination or amendment.

Performance Criteria

The Compensation Committee considers the following criteria when it establishes the type and size of executive compensation awards:

•	financial performance (e.g., growing revenue and improving profitability and cash flow);

•

leadership effectiveness (e.g., communicating and implementing the Company’s strategic direction, implementing and executing strategic succession plans, setting the appropriate moral and ethical tone, strengthening the Company’s leadership as a model corporate citizen, executing short-term and long-term business plans);

•	improving the product line and the marketing of our products;

•	continuing to explore opportunities to extend market reach; and

•	employee satisfaction (e.g., retaining key talent, creating a positive employee environment, and providing employee development opportunities).

The Compensation Committee expects a high level of collaborative and individual performance and contributions, consistent with our named executive officer level of responsibility. The Compensation Committee discusses and evaluates the quality of the overall performance of the CEO after considering the CEO’s self-assessment and Company performance. The CEO in turn uses a similar process when reviewing performance of the other executives and makes recommendations to the Compensation Committee.

The Compensation Committee does not assign any particular weightings to the performance criteria listed above. Nonetheless, the Compensation Committee carefully reviews the Company’s financial performance, including income from operations, when determining the size of compensation awards. While the Compensation Committee carefully considers the Company’s actual financial performance, compensation is not directly tied to that measure.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the corporation’s Chief Executive Officer and certain other named executive officers (excluding the CFO) included in the “Summary Compensation Table.” This limitation does not apply to qualifying “performance-based compensation.”

The Company can deduct annual short-term incentives paid to named executive officers who are subject to Section 162(m) as performance-based compensation. The Compensation Committee defined Performance Profit as income from continuing operations before income taxes, equity income, discontinued operations, extraordinary items, and cumulative effect of change in accounting principles, but excluding restructuring charges as identified in the audited financial statements.

It is the Company’s goal to have compensation paid to its top officers qualify as tax deductible for federal tax purposes under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee also believes it is appropriate to provide competitive compensation opportunities even though all compensation paid may not be fully tax deductible in any given year.

The non-performance-based compensation paid in cash to our executive officers for the 2009 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance-based compensation to be paid in cash to our executive officers for fiscal year 2010 will exceed that limit. In addition, the Compensation Committee does not anticipate that non-performance-based compensation to be paid in equity incentives to our executive officers for fiscal 2010 will exceed the $1 million limit per officer. However, the occurrence of certain events, including a change of control or a significant increase in the value of our Common Stock, could cause certain compensation to exceed the limit.

Accounting Implications of Executive Compensation

Base salaries and the short-term incentives are expensed over the period in which they are earned.

The long-term incentives used to reward named executive officers are primarily comprised of equity awards, including stock options. These equity awards are recorded according to Statement of Financial Accounting Standards (FAS) No. 123(R), “Share-Based Payments,” which states that the equity awards should be measured at fair value on the date of grant and expensed during the requisite service period for those equity awards that are expected to vest.

Conclusion

The foregoing discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers during 2009. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

REPORT OF COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based upon its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Proxy Statement.

Fred Bild

Daniel Too

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual compensation earned by our named executive officers. Each of the named executive officers has an employment agreement that influences or defines certain of the elements of compensation shown below.

Summary Compensation Table

Name and Principal Position	Year	(A)Salary ($)	(B)Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(C)All Other Compensation ($)	Total ($)
Norbert Sporns Chief Executive Officer	2009 2008 2007	241,576 219,615 199,650	80,526 73,205 60,550					30,442 33,210 31,800	352,544 326,030 298,000
Lillian Wang Li Chairman of the Board	2009 2008 2007	241,576 219,615 199,650	161,051 146,410 133,000					30,442 33,210 31,800	433,069 399,235 364,550
Harry Wang Hua Chief Operating Officer	2009 2008 2007	161,051 146,410 133,100	161,051 146,410 133,100					— — —	322,102 292,820 266,200
Jean-Pierre Dallaire Chief Financial Officer	2009 2008 2007	161,051 146,410 133,100	40,141 36,492 33,275					49,749 47,330 35,760	250,941 230,232 202,565

(A)

The base salaries for all named executive officers as determined by their employment agreements. On April 1, 2004, the Company entered into a five-year employment agreement with each of Mr. Harry Wang, Ms. Lillian Wang, and Mr. Norbert Sporns (collectively, the “Executives”). Subsequently on April 11, 2005, the Company entered into Amendment No.1 to Employment Agreement with each of the Executives. Pursuant to their respective terms, each of the employment agreements automatically renewed for an additional five (5) year term as of April 1, 2009. The agreements provide an annual base salary of US$100,000.00 for Mr. Wang, US$150,000.00 for Ms. Wang, and US$150,000.00 for Mr. Sporns, less all applicable taxes and other appropriate deductions. The base salary is increased annually in an amount no less than ten percent (10%) of the respective base salary. The Company’s Board of Directors has the sole discretion to decide whether an Executive’s base salary may be increased by more than ten percent (10%).

On September 1, 2004, the Company entered into a five-year employment agreement with Mr. Jean-Pierre Dallaire to serve as the Chief Financial Officer of the Company. Pursuant to its terms, Mr. Dallaire’s employment agreement automatically renewed for an additional five (5) year term as of September 1, 2009. The agreement provides an annual base salary of US$100,000.00 for Mr. Dallaire. The base salary is increased annually in an amount no less than ten percent (10%). The Board has the sole discretion to decide whether Mr. Dallaire’s base salary may be increased by more than ten percent (10%). Mr. Dallaire’s employment agreement contains non-competition, non-solicitation, confidentiality, and related provisions that are relatively standard for executive employment agreements.

(B)	The bonus for all named executive officers as determined by their employment agreements and the Board of Directors. The Executives are entitled to an annual bonus of no less than $100,000.00 for Mr. Wang, $100,000.00 for Ms. Wang, $50,000.00 for Mr. Sporns and $25,000.00 for Mr. Dallaire for each calendar year. The decision to pay any annual bonus to the Executive in excess of these threshold amounts, and the amount of any annual bonus increment in excess of these threshold amounts, will be within the Board of Directors’ sole discretion based on its review of the operating performance of the Company during the preceding fiscal year.

The Executives are eligible for non-qualified stock options under the stock option plan of the Company (the “Stock Option Plan”), subject to certain terms and conditions. Pursuant to the Stock Option Plan, the Company shall grant to each of the Executives an option to purchase an aggregate of twenty percent (20%) of the then fully diluted shares of the Company’s common voting stock that are available under the Stock Option Plan. In addition, at the beginning of each quarter during the term of the employment agreement, the Company shall grant to each of the Executives an option to purchase five percent (5%) of the then fully diluted shares of the Company’s common voting stock. Fifty percent (50%) of the options granted on the Grant Date (as defined in the agreements) is vested and exercisable from and after the Grant Date and the remaining fifty percent (50%) of the options vest and become exercisable on the first anniversary of the Grant Date. Subsequent grants of stock options vest and are exercisable pursuant to the terms and conditions of the Stock Option Plan. None of the options have been awarded to the Executives pursuant to the Stock Option Plan since 2004.

The Executives are eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans. The Company will purchase directors and officers liability insurance for the Executives.

Mr. Dallaire is eligible for non-qualified stock options under the Stock Option Plan, subject to certain terms and conditions. The Company shall grant Mr. Dallaire an option to purchase an aggregate of ten percent (10%) of the then fully diluted shares of the Company’s common voting stock available under the Stock Option Plan. In addition, at the beginning of each quarter during the term of this agreement, the Company shall grant to Mr. Dallaire an option to purchase two and one half percent (2.5%) of the then fully diluted shares of the Company’s common voting stock. Fifty percent (50%) of the options granted on the Grant Date shall be vested and exercisable from and after the Grant Date and the remaining fifty percent (50%) of the options granted on the Grant Date shall be vested and become exercisable on the first anniversary of the Grant Date. Subsequent grants of stock options shall be vested and be exercisable pursuant to the terms and conditions of the Stock Option Plan.

Mr. Dallaire is eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans. The Company shall purchase directors and officers liability insurance for Mr. Dallaire.

(C)	This column represents the payment of perquisites and personal benefits, including rental payment the Company supports for the named executive officers during their stay in Seattle and the insurance issued to Jean-Pierre Dallaire, our Chief Financial Officer, whereby he is reimbursed his premiums for health insurance, medication and disability according to the employment agreement he entered into with the Company. No such insurance has been issued to other named executive officers.

The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2009.

Outstanding Equity Awards at December 31, 2009

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Norbert Sporns Chief Executive Officer	—	—	—	—	—	—	—	—	—
Lillian Wang Li Chairman of the Board of Directors	—	—	—	—	—	—	—	—	—
Harry Wang Hua Chief Operating Officer	—	—	—	—	—	—	—	—	—
Jean-Pierre Dallaire Chief Financial Officer	—	—	—	—	—	—	—	—	—

The following table sets forth information concerning options that were exercised by our named executive officers during 2009 and stock awards held by our named executive officers that vested during 2009.

2009 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Norbert Sporns Chief Executive Officer	—	—	—	—
Lillian Wang Li Chairman of the Board of Directors	—	—	—	—
Harry Wang Hua Chief Operating Officer	—	—	—	—
Jean-Pierre Dallaire Chief Financial Officer	—	—	—	—

The following table sets forth information concerning nonqualified deferred compensation of our named executive officers.

2009 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	(A)Aggregate Earnings in Last Fiscal Year ($)	(B)Aggregate Withdrawals / Distributions ($)	(C)Aggregate Balance at Last Fiscal Year-End ($)
Norbert Sporns Chief Executive Officer	—	—	322,102	322,102	—
Lillian Wang Li Chairman of the Board of Directors	—	—	402,627	402,627	—
Harry Wang Hua Chief Operating Officer	—	—	322,102	1,455,642	—
Jean-Pierre Dallaire Chief Financial Officer	—	—	201,192	177,520	40,141

(A)	These amounts were reported as the amount of salary and bonus earned by the named executive officer in the last completed fiscal year in the above Summary Compensation Table.
(B)	Aggregate withdrawals/distributions is the aggregate dollar amount of all withdrawals by the named executive officer during the last fiscal year. This amount includes compensation that was earned in 2009 and in prior years.
(C)	Aggregate balance is the total amount of salary and bonus earned by the named executive officer in the last completed fiscal year and in prior years that has been deferred as of December 31, 2009. Each named executive officer may defer his or her compensation by his or her own choice.

The following table sets forth information concerning the compensation of our non-management directors for the year ended December 31, 2009.

2009 Director Compensation Table

Name	(A)Fees Earned or Paid in Cash ($)	(A)Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Fred Bild	24,157	15,000	—	—	—	—	43,280
Daniel Too	24,157	15,000	—	—	—	—	43,280
Andrew Intrater	33,000	20,000	—	—	—	—	65,000
Joseph I. Emas(B)	22,000	20,000	—	—	—	—	50,000

(A)	The annual remuneration paid in cash of our independent non-executive directors Fred Bild, and Daniel Too was $24,157 (indexed by 10% yearly) plus an annual bonus to them of not less than $15,000 payable in shares of our Common Stock. Andrew Intrater is remunerated on the basis of $33,000 in cash per year (indexed by 10% yearly), plus $20,000 payable in shares of our Common Stock. Joseph Emas was remunerated on the basis of $22,000 in cash per year (indexed by 10% yearly) for services provided in 2009 in addition to $20,000 payable in shares of our Common Stock.
(B)	Mr. Emas resigned from the Board of Directors and was replaced by Dr. Kevin Fitzsimmons effective March 8, 2010.

The following table quantifies the payments and benefits that each named executive officer would receive assuming his or her respective employment were terminated, or upon a change in control, on the last day of our most recent fiscal year, December 31, 2009, for the reason set forth in each of the columns.

2009 Potential Payments upon Termination or Change in Control Table

Name	(A)Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	(B)Change in Control ($)
Norbert Sporns Chief Executive Officer	Basic salary Bonus	241,576 80,256					1,330,575 443,515
Lillian Wang Li Chairman of the Board	Basic salary Bonus	241,576 161,051					1,330,535 887,023
Harry Wang Hua Chief Operating Officer	Basic salary Bonus	161,051 161,051					887,023 887,023
Jean-Pierre Dallaire Chief Financial Officer	Basic salary Bonus	161,051 40,141					995,095 248,021

(A)	The basic salary and bonus provisions are described herein under the description of each named executive officer’s employment agreement.

(B)	“Good Reason” shall mean the occurrence, without the Executive’s consent, of any of the following events: (a) the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Inception Date; (b) the assignment to the Executive of a title that is different from and subordinate to the title specified in paragraph 2 hereinabove, or (c) a Change of Control. “Change of Control” means the Company’s Board of Directors votes to approve:

(a) any consolidation or merger of the Company pursuant to which fifty percent (50%) or less of the outstanding voting securities of the surviving or resulting company are not owned collectively by the common share and warrant holders of Sino-Sult Canada (S.S.C.) Limited and Red Coral Group Limited, Inc. as of September 1, 2004 (the “Current Control Group”); (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100% of the outstanding voting securities of such company after any such transfer; (c) any person or persons (as such term is used in Section 13(d) of the Exchange Act), other than the Current Control Group, shall acquire or become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) whether directly, indirectly, beneficially or of record, of 50% or more of outstanding voting securities of the Company; or (d) commencement by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeree acquires more than 50% of the then outstanding voting securities of the Company.

Employment Agreements

The following information summarizes the employment agreements we entered into with Lillian Wang Li, our Chairman and Secretary, Harry Wang Hua, our Chief Operating Officer, Norbert Sporns, our Chief Executive Officer and President, and Jean-Pierre Dallaire, our Chief Financial Officer and Financial Controller.

Lillian Wang Li. Under Ms. Wang’s employment agreement, she has agreed to serve as the Chairman of our Board of Directors and Secretary. Her term of service under this agreement commenced on April 1, 2004 and continues for a term of five (5) years. The agreement provides for a base salary of $150,000 for the first year of the term and an annual increase of at least 10% thereafter. The agreement also provides Ms. Wang with an annual bonus of at least $100,000, and this amount may be increased subject to the decision of our Board of Directors. The agreement also provides for a grant of options to purchase shares of our Common Stock. The options include an option to purchase an aggregate of twenty percent (20%) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan, and, at the beginning of each calendar quarter, an option to purchase an aggregate of five percent (5%) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan. No shares of Common Stock were made available for option grants since the initial grants in 2004, and therefore no option grants were made to Ms. Wang. We and Ms. Wang have an understanding that she would waive any right she might have to receive any options during year 2005 and through the present date under our 2004 Stock Incentive Plan. Each option grant must be evidenced by an option agreement substantially identical to the form included in the employment agreement. The options granted under the employment agreement will have an exercise price of the fair market value per share of our common voting stock on the date the option is granted. We can terminate Ms. Wang’s employment with cause, or without cause upon at least ninety days’ written notice. In the event Ms. Wang’s employment is terminated without cause, she will be eligible to receive (1) monthly payments at her then applicable monthly base salary for the rest of her term from the date of termination of her employment; (2) an annual bonus of $50,000 for the rest of her term from the date of termination of her employment; (3) the value of any earned, but unused vacation days; (4) continued coverage under our company’s benefits plan; and (5) severance in an amount equal to her annual base salary in effect immediately prior to her last date of employment. Pursuant to its terms, the employment agreement automatically renewed for an additional five (5) year term as of April 1, 2009.

Harry Wang Hua. Under Mr. Wang’s employment agreement, he has agreed to serve as our Chief Operating Officer. His term of service under this agreement commenced on April 1, 2004 and continues for a term of five (5) years. The agreement also provides for a base salary of $100,000 for the first year of the term and an annual increase of at least 10 percent thereafter. The agreement also provides Mr. Wang with an annual bonus of at least $100,000, and this amount may be increased subject to the decision of our Board of Directors. The agreement also provides for the grant of options to purchase shares of our Common Stock. The options include an option to purchase an aggregate of twenty percent (20%) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan, and, at the beginning of each calendar quarter, an option to purchase an aggregate of five percent (5%) of the then fully diluted shares of our company’s common voting stock made available under the 2004 Stock Incentive Plan. No shares of Common Stock were made available for option grants since the initial grants in 2004, and therefore no option grants were made to Mr. Wang. We and Mr. Wang have an understanding that he would waive any right he might have to receive any options during year 2005 and through the present date under our 2004 Stock Incentive Plan. Each option grant must be evidenced by an option agreement substantially identical to the form included in the employment agreement. The options granted under the employment agreement will have an exercise price of the fair market value per share of our common voting stock on the date the option is granted. We can terminate Mr. Wang’s employment with cause, or without cause upon at least ninety days’ written notice. In the event Mr. Wang’s employment is terminated without cause, he will be eligible to receive (1) monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of his employment; (2) an annual bonus of $50,000 for the rest of his term from the date of termination of his employment; (3) the value of any earned, but unused vacation days; (4) continued coverage under our company’s benefits plan; and (5) severance in an amount equal to his annual base salary in effect immediately prior to his last date of employment. Pursuant to its terms, the employment agreement automatically renewed for an additional five (5) year term as of April 1, 2009.

Norbert Sporns. Under Mr. Sporns’ employment agreement, he has agreed to serve as our Chief Executive Officer and President. His term of service under this agreement commenced on April 1, 2004 and continues for a term of five (5) years. The agreement also provides for a base salary of $150,000 for the first year of the term and an annual increase of at least 10% thereafter. The agreement also provides Mr. Sporns with an annual bonus of at least $50,000, and this amount may be increased subject to the decision of our Board of Directors. The agreement also provides for the grant of options to purchase shares of our Common Stock. The options include an option to purchase an aggregate of twenty percent (20%) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan, and, at the beginning of each calendar quarter, an option to purchase an aggregate of five percent (5%) of the then fully diluted shares of our company’s common voting stock made available under our 2004 Stock Incentive Plan. No shares of Common Stock were made available for option grants since the initial grants in 2004, and therefore no option grants were made to Mr. Sporns. We and Mr. Sporns have an understanding that he would waive any right he might have to receive any options during year 2005 and through the present date under our 2004 Stock Incentive Plan. Each option grant must be evidenced by an option agreement substantially identical to the form included in the employment agreement. The options granted under the employment agreement will have an exercise price of the fair market value per share of our common voting stock on the date the option is granted. We can terminate Mr. Sporns’ employment with cause, or without cause upon at least ninety days’ written notice. In the event Mr. Sporns’ employment is terminated without cause, he will be eligible to receive (1) monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of his employment; (2) an annual bonus of $50,000 for the rest of his term from the date of termination of his employment; (3) the value of any earned, but unused vacation days; (4) continued coverage under our company’s benefits plan; and (5) severance in an amount equal to his annual base salary in effect immediately prior to his last date of employment. Pursuant to its terms, the employment agreement automatically renewed for an additional five (5) year term as of April 1, 2009.

Jean-Pierre Dallaire. Under Mr. Dallaire’s employment agreement, he has agreed to serve as our Chief Financial Officer and Financial Controller. His term of service under this agreement commenced on September 1, 2004 and continues for a term of five (5) years. The agreement provides for a base salary of $100,000 for the first year of the term and an annual increase of at least 10% thereafter. The agreement also provides Mr. Dallaire with an annual bonus of at least $25,000, and this amount may be increased subject to the decision of our Board of Directors. The agreement also provides for the grant of options to purchase shares of our Common Stock. The options include an option to purchase an aggregate of ten percent (10%) of the then fully diluted shares of our common voting stock made available under our 2004 Stock Incentive Plan, and, at the beginning of each calendar quarter, an option to purchase an aggregate of two and one-half percent (2.5%) of the then fully diluted shares of our company’s common voting stock made available under our 2004 Stock Incentive Plan. No shares of Common Stock were made available for option grants since the initial grants in 2004, and therefore no option grants were made to Mr. Dallaire. Each option grant must be evidenced by an option agreement substantially identical to the form included in the employment agreement. The options granted under the employment agreement will have an exercise price of the fair market value per share of our common voting stock on the date the option is granted. We can terminate Mr. Dallaire’s employment with cause, or without cause upon at least ninety days’ written notice. In the event Mr. Dallaire’s employment is terminated without cause, he will be eligible to receive (1) monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of his employment; (2) an annual bonus of $25,000 for the rest of his term from the date of termination of his employment; (3) the value of any earned, but unused vacation days; (4) continued coverage under our company’s benefits plan; and (5) severance in an amount equal to his annual base salary in effect immediately prior to his last date of employment. Pursuant to its terms, the employment agreement automatically renewed for an additional five (5) year term as of September 1, 2009.

Director Compensation

Our bylaws provide that, unless otherwise restricted by our certificate of incorporation, our Board of Directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, related to attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as our director. Our bylaws further provide that no such payment will preclude any director from serving our company in any other capacity and receiving compensation therefore. Further, members of special or standing committees may be given compensation for attending committee meetings.

In addition, effective in 2004, our non-employee directors, Messrs. Bild and Too, have entered into independent non-executive director agreement with us. The non-executive director agreement between Mr. Bild and us became effective in June 2004 while the agreement with Mr. Too became effective on September 2, 2004. Under these agreements, each non-employee director agreed to serve as our non-executive independent director commencing in 2004, until the next meeting of our stockholders, unless terminated earlier, provided, however, that during such term of service the directors may also hold officer and non-executive director positions at other entities not affiliated with us. In consideration of the directors’ services under these agreements, during their respective terms, we agreed to pay each director pro rata quarterly portions of a total annual cash fee of $15,000. Such base annual fee is increased annually, on January 1 of each calendar year, by not less than ten percent (10%). Our Board of Directors, in its discretion, may approve an increase of such annual base fee in excess of ten percent (10%). During the respective terms of these agreements, we also agreed to pay each director an annual bonus of not less than $15,000 payable in shares of our Common Stock. We also agreed to reimburse any reasonable expenses paid or incurred by each non-employee director in connection with the performance of his duties and responsibilities for us.

In 2008, Mr. Intrater entered into an independent non-executive director agreement with us. The non-executive director agreement between us and Mr. Intrater became effective in August 2008. Under this agreement, Mr. Intrater agreed to serve as our non-executive independent director commencing in 2008, until the next meeting of our stockholders, unless terminated earlier, provided, however, that during such term of service the director may also hold officer and non-executive director positions at other entities not affiliated with us. In consideration of the director’s services under this agreement, we agreed to pay Mr. Intrater pro rata quarterly portions of a total annual cash fee of $30,000. Such base annual fee is increased annually, on January 1 of each calendar year, by not less than ten percent (10%). Our Board of Directors, in its discretion, may approve an increase of such annual base fee in excess of ten percent (10%). During the term of this agreement, we also agreed to pay Mr. Intrater an annual bonus of not less than $20,000 payable in shares of our Common Stock. We also agreed to reimburse any reasonable expenses paid or incurred in connection with the performance of his duties and responsibilities for us.

In 2010, Mr. Fitzsimmons entered into an independent non-executive director agreement with us. The non-executive director agreement between us and Mr. Fitzsimmons is effective as of March 2010. Under this agreement, Mr. Fitzsimmons agreed to serve as our non-executive independent director commencing in March 2010. The agreement terminates in March 2015, unless terminated earlier by either the Company or Mr. Fitzsimmons upon advance notice of 60 days. During such term of service, the director may also hold officer and non-executive director positions at other entities not affiliated with us. In consideration of the director’s services under this agreement, we agreed to pay Mr. Fitzsimmons pro rata quarterly portions of a total annual cash fee of $20,000. Such base annual fee is increased annually, on January 1 of each calendar year, by not less than ten percent (10%). Our Board of Directors, in its discretion, may approve an increase of such annual base fee in excess of ten percent (10%). During the term of this agreement, we also agreed to pay Mr. Fitzsimmons an annual bonus of not less than $15,000 payable in shares of our Common Stock. We also agreed to reimburse any reasonable expenses paid or incurred in connection with the performance of his duties and responsibilities for us.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about option awards under our equity compensation plans as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under employee compensation plans (excluding securities reflected in first column)
Equity compensation plans previously approved by security holders	53,750	$5.60	—
Equity compensation plans not approved by security holders	—	—	—
Total	53,750	$5.60	—

2004 Stock Incentive Plan

The purpose of our 2004 Stock Incentive Plan is to encourage and enable employees, directors and other persons upon whose judgment, initiative and efforts we largely depend upon, to acquire a proprietary interest in our company. Under the Stock Incentive Plan, our Board of Directors, or a stock option committee appointed by the Board of Directors, may grant stock options to purchase up to 250,000 shares of our Common Stock (subject to adjustment due to certain recapitalizations, reorganizations or other corporate events) to our key employees (including officers), directors and consultants. To date, all of the options available under the 2004 Stock Incentive Plan have been granted, and our ability to grant additional options will be subject to first obtaining board and stockholder approvals. The per share exercise price of options granted under our 2004 Stock Incentive Plan will be not less than 100% of the fair market value per share of Common Stock on the date the options are granted. Our Board of Directors or a committee thereof administering the 2004 Stock Incentive Plan has discretion to determine what portions of any awards shall be granted as incentive stock options or ISOs, stock appreciation rights, or SARs, and non-statutory options, and is generally empowered to interpret the 2004 Stock Incentive Plan; to prescribe rules and regulations relating thereto; to determine the terms of the option agreements; to amend the option agreements with the consent of the optionee; to determine the key employees and directors to whom options are to be granted; and to determine the number of shares subject to each option and the exercise price thereof. If any option expires, terminates or is cancelled without having been exercised, the shares subject to the option will again be available for issuance under the Stock Incentive Plan.

2009 Stock Option Plan

The purpose of our 2009 Stock Option Plan is to encourage and enable employees, directors and other persons upon whose judgment, initiative and efforts we largely depend upon, to acquire a proprietary interest in our company. Under the Stock Incentive Plan, our Board of Directors, or a stock option committee appointed by the Board of Directors, may grant stock options to purchase up to 971,000 shares of our Common Stock (subject to adjustment due to certain recapitalizations, reorganizations or other corporate events) to our key employees (including officers), directors and consultants. The per share exercise price of options granted under our 2009 Stock Option Plan will be not less than 100% of the fair market value per share of Common Stock on the date the options are granted. Our Board of Directors or a committee thereof administering the 2009 Stock Option Plan has discretion to determine which of this amount may be granted as incentive stock options, or ISOs, stock appreciation rights, or SARs, and non-statutory options, and is generally empowered to interpret the 2009 Stock Option Plan; to prescribe rules and regulations relating thereto; to determine the terms of the option agreements; to amend the option agreements with the consent of the optionee; to determine the key employees and directors to whom options are to be granted; and to determine the number of shares subject to each option and the exercise price thereof. If any option expires, terminates or is cancelled without having been exercised, the shares subject to the option will again be available for issuance under the 2009 Stock Option Plan.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors presently consists of seven members elected by our stockholders. The current members of our Board of Directors are Norbert Sporns, Lillian Wang Li, Harry Wang Hua, Fred Bild, Kevin M. Fitzsimmons, Andrew Intrater and Daniel Too. Our Board of Directors has determined that the following directors are “independent” within the meaning of the applicable rules and regulations of the SEC and the NYSE Amex. During fiscal year 2009, our Board of Directors met three times. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and by each of the committees on which such director served.

Our Board of Directors has established two committees to date, an Audit Committee and a Compensation Committee. The Audit Committee consists of Messrs. Andrew Intrater, Fred Bild and Daniel Too, and the Compensation Committee consists of Messrs. Fred Bild and Daniel Too. Our Board of Directors has determined that each of these directors is “independent” within the meaning of the applicable rules and regulations of the SEC and the NYSE Amex.

In addition, we believe one of our independent directors, Mr. Andrew Intrater, qualifies as an “audit committee financial expert” as the term is defined by the applicable SEC rules and regulations and NYSE Amex listing standards, which we believe is consistent with his experience. In the course of his career, Mr. Intrater serves as the Senior Managing Partner at Columbus Nova’s investment business and is the Chief Executive Officer of Columbus Nova, a private investment firm. At the time of the listing of our Common Stock on the NYSE Amex, we were required to certify to the NYSE Amex that our Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

All of our directors serve until the next annual meeting of stockholders and until their successors are elected by the holders of our Common Stock, or until their earlier death, retirement, resignation or removal. Our bylaws set the authorized number of directors at not less than one or more than nine, with the actual number fixed by our Board of Directors. Our bylaws authorized the Board of Directors to designate from among its members one or more committees and alternate members thereof, as they deem desirable, each consisting of one or more of the directors, with such powers and authority (to the extent permitted by law and these bylaws) as may be provided in such resolution.

Audit Committee

The Audit Committee assists our Board of Directors in its oversight of the company’s accounting and financial reporting processes and the audits of the company’s financial statements, including (i) the quality and integrity of the company’s financial statements, (ii) the company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the Board of Directors. Further, the Audit Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•

be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•

discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•

review with the company’s financial management on a periodic basis (a) issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and (b) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company;

•	monitor the Company’s policies for compliance with federal, state, local and foreign laws and regulations and the Company’s policies on corporate conduct;

•	maintain open, continuing and direct communication between the Board of Directors, the committee and both the company’s independent auditors and its internal auditors; and

•

monitor our compliance with legal and regulatory requirements, with the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act.

Mr. Intrater is the chairman of our Audit Committee, and the other members are Messrs. Bild and Too. We consider Mr. Intrater to be our audit committee financial expert within the meaning of the applicable SEC rules and regulations. The Audit Committee met four times during 2009.

Compensation Committee

The Compensation Committee aids our Board of Directors in meeting its responsibilities relating to the compensation of the company’s executive officers and to administer all incentive compensation plans and equity-based plans of the company, including the plans under which company securities may be acquired by directors, executive officers, employees and consultants. Further, the Compensation Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•

review periodically the company’s philosophy regarding executive compensation to (i) ensure the attraction and retention of corporate officers; (ii) ensure the motivation of corporate officers to achieve the Company’s business objectives, and (iii) align the interests of key management with the long-term interests of the Company’s stockholders;

•	review and approve corporate goals and objectives relating to Chief Executive Officer compensation and other executive officers of the company;

•

make recommendations to the Board of Directors regarding compensation for non-employee directors, and review periodically non-employee director compensation in relation to other comparable companies and in light of such factors as the committee may deem appropriate; and

•	review periodically reports from management regarding funding of the company’s pension, retirement, long-term disability and other management welfare and benefit plans.

Mr. Too is the chairman of our Compensation Committee, and the other member is Mr. Bild. The Compensation Committee did not meet during 2009.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Bild and Too. None of the members of the Compensation Committee is a current or former officer or employee of the Company or any of our subsidiaries. There are no compensation committee interlocks or insider participation in compensation decisions that are required to be disclosed in this Proxy Statement.

Director Nominations

We do not have a formally constituted nominating committee or charter. Instead, our Board of Directors adopted a Director Nomination Policy, which provides for the nomination of persons to serve on our Board upon the approval of a majority of our independent directors. The qualifications of recommended candidates also will be reviewed and approved by the full Board. Our Board, through the adoption of the Director Nomination Policy, has indicated its preference for this approach. Under the Director Nomination Policy, the independent directors consider the following factors when qualifying candidates: current composition of the Board and the characteristics of each candidate under consideration, including that candidate’s competencies, experience, reputation, integrity, independence, potential for conflicts of interest and other appropriate qualities. When considering a director standing for re-election, in addition to the factors described above, the independent directors consider that individual’s past contribution and future commitment to the Company. The independent directors evaluate all candidates, regardless of the source from which the candidate was first identified, based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes.

The Board of Directors has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the independent directors consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The independent directors generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to Board heterogeneity, when identifying and recommending director nominees. The independent directors believe that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Board’s goal of creating a Board of Directors that best serves the needs of the Company and the interest of its stockholders.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our executive officers, directors and employees. Our Code of Ethics and Business Conduct codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any stockholder requesting a copy in writing from our Secretary at our U.S. headquarters in Seattle, Washington. A copy of our Code of Ethics and Business Conduct is available on our website at www.hqfish.com, under “Investor Center—Corporate Governance—Code of Ethics.”

Board Leadership Structure

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board of Directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Although the positions of Chairman and Chief Executive Officer are currently held by two individuals, in the future we may allow one individual to hold these two positions if the Board of Directors believes that it is in the best interests of the Company and its stockholders.

Risk Management

The Company’s management is responsible for day-to-day risk management of the company. Management reports to the Board of Directors on the material risks the Company faces when management determines that the Company’s risk profile materially changes. The Board of Directors uses management’s reports to evaluate the Company’s exposure to risks in light of the Company’s business plan and growth strategies. The Board of Directors primarily focuses on risks in the areas of operations, liquidity and regulatory changes and compliance, which the Board of Directors believes are the areas most likely to have a potential impact on the Company in a material way.

Risk Management related to Compensation Policies and Practices

We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and practices encourages our employees to remain focused on both our short- and long-term goals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

In the last three fiscal years, none of our present directors, officers or principal stockholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal stockholders, nor any family member of such former directors, officers or principal stockholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us, except as follows:

Lillian Wang Li and Harry Wang Hua are brother and sister and Lillian Wang Li is married to Norbert Sporns.

The net amounts due to related parties at December 31, 2009 and December 31, 2008 are non-interest bearing and are without terms of maturity. They consist solely of net advances in the amount of $698,429 as of December 31, 2008 ($0 in 2009) from Mr. Harry Wang, the COO of our Company, who is also a director/founder of our Company and owns indirectly approximately 9.2% of the issued and outstanding shares of Common Stock of our Company as of Record Date. The amount previously owed to Mr. Wang was the result of unpaid remuneration since 2004, amount of which is determined by contractual agreement. That amount was paid to Harry Wang during 2009.

Review of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers and 5% or more beneficial owners of our Common Stock. Our Board of Directors are responsible for reviewing and approving any related party transactions and will consider factors it deems appropriate, including:

•	the approximate dollar amount involved in the transaction, including the amount payable to the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•

whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the purpose of the transaction and any potential benefits to us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we generally refer to as insiders, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Our insiders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us, we believe that the following insiders made late filings for the 2009 fiscal year and prior years.

•	Jean-Pierre Dallaire timely filed a Form 5 to report one late transaction and his status as an insider.

•	Andrew Intrater timely filed two Forms 5 to report two late transactions and his status as an insider. Mr. Intrater also filed one late filing to report one late transaction.

•	Trond Ringstad filed one late filing to report his status as an insider.

•	Daniel Too timely filed a Form 5 to report one late transaction. Mr. Too also filed two late filings to report six late transactions and his status as an insider.

•	Fred Bild timely filed a Form 5 to report one late transaction. Mr. Bild also filed two late filings to report thirteen late transactions and his status as an insider.

•	Joseph Emas filed one late filing to report two late transactions.

•	Lillian Wang timely filed a Form 5 to report three late transactions.

•	Norbert Sporns timely filed a Form 5 to report three late transactions.

•	Harry Wang timely filed a Form 5 to report four late transactions.

•	Red Coral Group Ltd. timely filed a Form 5 to report four late transactions.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

For business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Company. To be timely for the 2011 annual meeting, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than July 26, 2011. A stockholder’s notice to the Company must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;

•	the class and number of shares of voting stock of the Company which are beneficially owned by the stockholder;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting; and

•	a description of any material interest of the stockholder in such business.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact our principal executive office at 1511 Third Avenue, Suite 788, Seattle, Washington 98101.

We are subject to the informational requirements of the Exchange Act and in accordance with the requirements thereof, file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2009 on Form 10-K with the SEC. A copy of this report (except for certain exhibits thereto), may be obtained, upon written request by any stockholder to our principal executive office at 1511 Third Avenue, Suite 788, Seattle, Washington 98101. Copies of all exhibits to the annual reports on Form 10-K are available upon a similar request.

Annex A

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

2010 STOCK INCENTIVE PLAN

A-i

ARTICLE IV	ADMINISTRATION	A-6

4.01	General Administration	A-6

4.02	Delegation of Authority	A-7

4.03	Indemnification of Committee	A-8

ARTICLE V	ELIGIBILITY	A-8

ARTICLE VI	COMMON STOCK SUBJECT TO PLAN	A-9

6.01	Common Stock Issued	A-9

6.02	Aggregate Limit	A-9

6.03	Individual Limit	A-9

6.04	Awards Settled in Cash; Reissue of Awards and Shares	A-10

ARTICLE VII	OPTIONS	A-10

7.01	Grant	A-10

7.02	Option Price	A-10

7.03	Maximum Term of Option	A-10

7.04	Exercise	A-11

7.05	Payment	A-11

7.06	Stockholder Rights	A-11

7.07	Disposition of Shares	A-11

7.08	No Liability of Company	A-12

7.09	Effect of Termination Date on Options	A-12

ARTICLE VIII	SARS	A-13

8.01	Grant	A-13

8.02	Maximum Term of SAR	A-13

8.03	Exercise	A-13

8.04	Settlement	A-13

8.05	Stockholder Rights	A-14

8.06	Effect of Termination Date on SARs	A-14

ARTICLE IX	RESTRICTED STOCK AWARDS	A-15

9.01	Award	A-15

9.02	Payment	A-15

9.03	Vesting	A-15

9.04	Maximum Restriction Period	A-16

9.05	Stockholder Rights	A-16

A-ii

ARTICLE X	TERMS APPLICABLE TO ALL AWARDS	A-16

10.01	Written Agreement	A-16

10.02	Nontransferability	A-16

10.03	Transferable Awards	A-17

10.04	Participant Status	A-17

10.05	Change in Control	A-18

10.06	Form and Timing of Payment; Deferrals	A-19

10.07	Time and Method of Exercise	A-19

ARTICLE XI	QUALIFIED PERFORMANCE-BASED COMPENSATION	A-19

11.01	Performance Conditions	A-19

11.02	Establishing the Amount of the Award	A-21

11.03	Earning the Award	A-21

11.04	Performance Awards	A-22

ARTICLE XII	ADJUSTMENT UPON CHANGE IN COMMON STOCK	A-22

12.01	General Adjustments	A-22

12.02	No Adjustments	A-23

12.03	Substitute Awards	A-23

12.04	Limitation on Adjustments	A-23

ARTICLE XIII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	A-24

13.01	Compliance	A-24

13.02	Postponement of Exercise or Payment	A-24

13.03	Forfeiture of Payment	A-25

ARTICLE XIV	LIMITATION ON BENEFITS	A-25

ARTICLE XV	GENERAL PROVISIONS	A-26

15.01	Effect on Employment and Service	A-26

15.02	Unfunded Plan	A-26

15.03	Rules of Construction	A-26

15.04	Tax Withholding and Reporting	A-27

15.05	Code Section 83(b) Election	A-27

15.06	Reservation of Shares	A-27

15.07	Governing Law	A-28

15.08	Other Actions	A-28

15.09	Repurchase of Common Stock	A-28

15.10	Other Conditions	A-28

A-iii

15.11	Forfeiture Provisions	A-28

15.12	Legends; Payment of Expenses	A-29

15.13	Repricing of Awards	A-29

15.14	Right of Setoff	A-29

15.15	Fractional Shares	A-30

ARTICLE XVI	CLAIMS PROCEDURES	A-30

16.01	Initial Claim	A-30

16.02	Appeal of Claim	A-30

16.03	Time to File Suit	A-30

ARTICLE XVII	AMENDMENT	A-31

17.01	Amendment of Plan	A-31

17.02	Amendment of Awards	A-31

ARTICLE XVIII	OMNIBUS SECTION 409A PROVISION	A-31

18.01	Intent of Awards	A-31

ARTICLE XIX	EFFECTIVE DATE OF PLAN	A-32

ARTICLE XX	DURATION OF PLAN	A-32

A-iv

ARTICLE I

DEFINITIONS

1.01	Affiliate

Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

1.02	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03	Award

Award means an Option, SAR or Restricted Stock Award granted under this Plan.

1.04	Board

Board means the Board of Directors of the Company.

1.05	Cause

Cause means “Cause” as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant. If no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, “Cause” shall exist with respect to a Participant if (i) there has been a willful, reckless or grossly negligent failure by the Participant to perform the Participant’s duties as an employee, officer, director or contractor of the Company or any Affiliate; (ii) the conduct of the Participant results in the Participant’s conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction; (iii) the Participant commits a material breach of any written employment, confidentiality, non-compete, non-solicitation or business opportunity covenant contained in any agreement entered into between the Participant and the Company or any Affiliate; (iv) the Participant has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company or any Affiliate or their properties or personnel; (v) the Participant commits any act or omission that the Company or any Affiliate determines to be a willful or wanton disregard of the Company’s or the Affiliate’s best interest, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Participant at the expense of the Company or any Affiliate; (vi) there is any determination by the Company or any Affiliate that there has been a willful, reckless or grossly negligent failure by the Participant to comply with any rules, regulations, policies or procedures of the Company or any Affiliate, or the Participant has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of any standards of behavior that the Company or any Affiliate has a right to expect of its employees, officers, directors or contractors; or (vii) the Participant, while employed by the Company or any Affiliate and for two years thereafter violates any confidentiality and/or non-compete or non-solicitation agreement with the Company or any Affiliate, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or any Affiliate for the benefit of any other Person or Persons, or misuses in any way, any confidential information of the Company or any Affiliate.

1.06	Change in Control

Change in Control means the occurrence of any of the following events:

(a) The accumulation in any number of related or unrelated transactions by any Person of Beneficial Ownership (as defined in Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company’s voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of thirty percent (30%) or more of the Beneficial Ownership of the combined voting power of the Company’s voting stock resulted from (i) any acquisition of voting stock by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (ii) any acquisition of voting stock directly from the Company provided the Person’s Beneficial Ownership of the combined voting power of the Company’s voting stock at no time thereafter equals more than fifty percent (50%) of the combined voting power of the Company’s voting stock; or

(b) Consummation of a merger, consolidation, reorganization or similar transaction (a “Business Combination”), unless, immediately following that Business Combination, (i) all or substantially all of the Persons who had Beneficial Ownership of the voting stock of the Company immediately prior to that Business Combination have Beneficial Ownership, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the Company’s or the surviving entity’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions relative to each other as their Beneficial Ownership, immediately prior to that Business Combination, of the voting stock of the Company, (ii) no Person acquires Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Company’s or the surviving entity’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) and (iii) the Business Combination does not result in a Change in Control under subsection (c) below; provided that for purposes of this subsection (b), a Change in Control will not be deemed to have occurred as the result of any Person’s accumulation of Beneficial Ownership of thirty percent (30%) or more, but no more than fifty percent (50%), of the combined voting power of the Company’s or the surviving entity’s voting stock resulting from that Business Combination so long as the Board approved the Business Combination; or

(c) Less than a majority of the members of the Board of Directors of the Company or any entity resulting from a Business Combination are Incumbent Board Members; or

(d) A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or

(e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above.

1.07	Code

Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.08	Committee

Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (ii) “outside directors” within the meaning of Code Section 162(m) and (iii) independent directors under the rules of any stock exchange on which the Company’s securities are traded.

1.09	Common Stock

Common Stock means the common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Article XII, as applicable.

1.10	Company

Company means HQ Sustainable Maritime Industries, Inc., a Delaware corporation, and any successor thereto.

1.11	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.12	Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.13	Disability

Disability means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.

1.14	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.15	Fair Market Value

Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee, in its discretion, shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange (including The New York Stock Exchange, the NYSE Amex, The NASDAQ Stock Market or any successor thereto), the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange on such date, or if the shares of Common Stock are not traded on such stock exchange on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant.

1.16	Incumbent Board Member

Incumbent Board Member means an individual who either is (a) a member of the Company’s Board as of the effective date of the adoption of this Plan or (b) a member who becomes a member of the Company’s Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Company in which that Person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

1.17	Initial Value

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant.

1.18	Named Executive Officer

Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or the Chief Financial Officer) or is otherwise included in the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

1.19	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.20	Participant

Participant means an employee of the Company or an Affiliate, a member of the Board or Board of Directors of an Affiliate (whether or not an employee), a Person who provides services to the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Person who provides services and who satisfies the requirements of Article V and is selected by the Committee to receive an Award.

1.21	Plan

Plan means this HQ Sustainable Maritime Industries, Inc. 2010 Stock Incentive Plan, in its current form and as hereafter amended.

1.22	Person

Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.23	Restricted Stock Award

Restricted Stock Award means shares of Common Stock granted to a Participant under Article IX.

1.24	Retirement

Retirement means the termination of Participant’s employment or service with the Company and its Affiliates on or after qualifying for early, normal or late retirement in accordance with the Company’s written policies for retirement.

1.25	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.26	Ten Percent Shareholder

Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

1.27	Termination Date

Termination Date means the day on which a Participant’s employment or service with the Company and its Affiliates terminates or is terminated.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and its stockholders.

ARTICLE III

TYPES OF AWARDS

The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs and Restricted Stock Awards, in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE IV

ADMINISTRATION

4.01	General Administration

The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Award may be exercised or become transferable or nonforfeitable including, without limitation, (i) in the event of the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control. In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

4.02	Delegation of Authority

The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, (a) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act and (b) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law.

4.03	Indemnification of Committee

The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each Person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any action, claim, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such Person in settlement thereof, with the Company’s approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such Person if applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such Person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE V

ELIGIBILITY

Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or Board of Directors member is an employee), any Person who provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or other Person who provides services is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such Person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such Person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Company and (ii) an employee of such stockholder of the Company, then, at the irrevocable election of the employing stockholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member’s participation in this Plan. An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.

ARTICLE VI

COMMON STOCK SUBJECT TO PLAN

6.01	Common Stock Issued

Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

6.02	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan and to which Awards may relate is 1,000,000 shares of Common Stock. All 1,000,000 of such shares may be issued pursuant to Options that are intended to be incentive stock options and/or other Awards; provided, however that to the extent shares of Common Stock not issued under an Award must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on incentive stock options granted under the Plan. The maximum number of shares of Common Stock that may be issued in each instance shall be subject to adjustment as provided in XII.

6.03	Individual Limit

The maximum number of shares of Common Stock that may be covered by Awards granted to any one Participant during any one calendar year period shall be 250,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award. For Restricted Stock Awards, no more than 250,000 shares of Common Stock may be subject to Restricted Stock Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that (i) if the Restricted Stock Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash and (ii) any adjustment in the number of shares of Common Stock or amount of the cash delivered to reflect actual or deemed investment experience shall be disregarded. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m). The maximum number of shares that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Article XII.

6.04	Awards Settled in Cash; Reissue of Awards and Shares

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually used. A share of Common Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the total number of shares of Common Stock available for issuance under the Plan by one even though the shares of Common Stock are not actually issued in connection with settlement of the SAR. Except as otherwise provided herein, any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, shall again be available for issuance under the Plan. The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Award, (ii) shares of Common Stock tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise or purchase price of an Award.

ARTICLE VII

OPTIONS

7.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.

7.02	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.03	Maximum Term of Option

The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted (or five (5) years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

7.04	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding the limit set forth under Code Section 422(d) (currently $100,000). If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

7.05	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months; (b) by a cashless exercise through a broker; (c) by means of a “net exercise” procedure; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

7.06	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.

7.07	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of shares of Common Stock to the Participant (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.

7.08	No Liability of Company

The Company shall not be liable to any Participant or any other Person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

7.09	Effect of Termination Date on Options

(a) If a Participant incurs a Termination Date due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b) If a Participant incurs a Termination Date due to Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c) If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of ninety (90) days after the Termination Date, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE VIII

SARS

8.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

8.02	Maximum Term of SAR

The maximum term of a SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date such SAR was granted (or five (5) years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.

8.03	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

8.04	Settlement

The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

8.05	Stockholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

8.06	Effect of Termination Date on SARs

(a) If a Participant incurs a Termination Date due to death or Disability, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b) If a Participant incurs a Termination Date due to Retirement, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c) If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of ninety (90) days after the Termination Date, or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE IX

RESTRICTED STOCK AWARDS

9.01	Award

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, and will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.

9.02	Payment

Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months, (ii) by means of a “net exercise procedure” by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Restricted Stock Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award. A Participant’s rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.

9.03	Vesting

The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XI, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XI and shall be subject to the other requirements set forth in Article XI so as to enable such Restricted Stock Award to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m). A Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.

9.04	Maximum Restriction Period

To the extent the Participant’s rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten (10) years from the date of grant.

9.05	Stockholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (b) the Company shall retain custody of any certificates evidencing shares granted pursuant to a Restricted Stock Award and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee’s discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee and set forth in the applicable Agreement, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE X

TERMS APPLICABLE TO ALL AWARDS

10.01	Written Agreement

Each Award shall be evidenced by a written Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant.

10.02	Nontransferability

Except as provided in Section 10.03 below, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of a valid qualified domestic relations order. In the event of any transfer of an Option or

Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Except as provided in Section 10.03 below, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

10.03	Transferable Awards

Section 10.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (a) the Participant does not receive any consideration for the transfer, (b) the Committee expressly approves the transfer and (c) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities.

10.04	Participant Status

If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three (3) months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three (3) month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion, and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate.

10.05	Change in Control

In the event of a Change in Control of the Company, the Committee may, on a Participant-by-Participant basis:

(a) accelerate the vesting of all outstanding Options or SARs issued under the Plan that remain unvested and unexercised and terminate such Options or SARs immediately prior to the date of any such transaction, provided that the Participant shall have been given reasonable written notice of such transaction and of the Committee’s intention to cancel the Options or SARs with respect to all shares of Common Stock for which the Options or SARs remains unexercised;

(b) fully vest any Restricted Stock Awards;

(c) terminate the Award immediately prior to any such transaction, provided that the Participant shall have been given reasonable written notice of such transaction and of the Committee’s intention to cancel the Award with respect to all shares of Common Stock for which the Award remains unexercised or subject to restriction or forfeiture; provided further, however, that during such notice period, the Participant will be able to give notice of exercise of any portion of the Award that will become vested upon the occurrence of the Change in Control, and the actual exercise of such Award, or portion thereof, shall be contingent on the occurrence of the Change in Control;

(d) after having given the Participant a chance to exercise any outstanding Options or SARs, terminate any or all of the Participant’s unexercised Options or SARs;

(e) cancel any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to restriction or forfeiture in exchange for a cash payment of an amount equal to the excess of the then Fair Market Value of the Award (provided that the Committee may, in its sole discretion, determine that the Fair Market Value of an Award that will remain unvested or subject to forfeiture as of the date of the Change in Control is zero) less the unpaid Exercise Priced or Initial Value, if any. If the Fair Market Value of the Common Stock subject to the Award is less than the unpaid Exercise Price or Initial Value, if any, the Award shall be deemed to have been paid in full and shall be canceled with no further payment due the Participant;

(f) require that the Award be assumed by the successor corporation or that Awards for shares or other interests in the successor corporation with equivalent value be substituted for such Award; or

(g) take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Participant to realize the value of the Award.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Committee in its sole discretion. Any such adjustments may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock. The judgment of the Committee with respect to any matter referenced in this Section 10.5 shall be conclusive and binding upon each Participant and any other person without the need for any amendment to the Plan.

10.06	Form and Timing of Payment; Deferrals

Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of an Award may be accelerated, and cash paid in lieu of shares of Common Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan). Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock.

10.07	Time and Method of Exercise

The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or vesting in whole or in part and shall set forth in the Agreement the rules regarding the exercise, vesting and/or termination of Awards upon the Participant’s death, Disability, termination of employment or ceasing to be a director.

ARTICLE XI

QUALIFIED PERFORMANCE-BASED COMPENSATION

11.01	Performance Conditions

In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable and earned and payable based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) ninety (90) days after the beginning of the period of service to which they relate and (y) before the lapse of twenty-five percent (25%) of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established; and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may include any or any combination of the following: (a) total return to shareholders or on shareholders’ investment; (b) cash flow (including, but not limited to, cash flow from operations, free cash flow, cash flow return on investment and cash flow return on capital); (c) return on assets (net or otherwise), capital, equity or sales; (d) stock price (including, but not limited to, growth measures); (e) basic or diluted earnings per share (before or after taxes); (f) reduction of outstanding debt; (g) extension of maturity dates of outstanding debt; (h) gross, operating or net earnings (income or other revenues) before or after taxes; (i) tangible net worth; (j) return on investments; (k) cash flow per share; (l) book value per share; (m) gross or operating margins; (n) customers (including, but not limited to, gross or net adds); (o) Fair Market Value of the Company or any Affiliate; (p) market share or market penetration; (q) level of expenses or other costs; (r) gross, operating or net revenue; (s) earnings before interest, taxes, depreciation and/or amortization (“EBITDA”); (t) EBITDA including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income/loss attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events; (u) earnings before interest and taxes (“EBIT”); (v) EBIT including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events; (w) EBITDA or EBIT less capital expenditures (including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events); (x) productivity ratios; (y) expense targets; (z) objective measures of customer satisfaction; (aa) working capital targets; (bb) objective measures of economic value added; (cc) inventory control; (dd) customer retention; (ee) competitive market metrics; (ff) employee retention; (gg) timely completion of new product rollouts; (hh) timely launch of new facilities; (ii) objective measures of personal targets, goals or completion of projects; (jj) bad debt; (kk) economic value and/or net economic value added; (ll) profits/earnings ratio; (mm) leverage ratio; (nn) debt (including, but not limited to, debt load reduction, debt ratings, debt leverage or debt service); (oo) peer group comparisons of any of the aforementioned performance conditions; or (pp) the consummation of a Change in Control or any transaction, merger, consolidation, restructuring, recapitalization, reorganization, liquidation, sale, spin-off or other similar event. Performance conditions, other than those in (pp) above, may be related to a specific customer or group of customers or geographic region. The form of the performance conditions, other than those in (pp) above, may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing criteria, either individually, alternatively or in any combination, subset or component. Performance goals, other than those in (pp) above, may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions, other than those in (pp) above, may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant’s right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions, except that the length of the performance period shall not be less than one year, except in the case of newly-hired or newly-promoted employees or the performance conditions set forth in (pp) above and, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

11.02	Establishing the Amount of the Award

The amount of the Award that will become exercisable or nonforfeitable and transferable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 11.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.

11.03	Earning the Award

If the Committee, on the date of grant, prescribes that an Award shall become exercisable or nonforfeitable and transferable only upon the attainment of any of the above performance conditions, the Award shall become exercisable or nonforfeitable and transferable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XI to constitute “qualified performance-based compensation” if the facts and circumstances indicate the Award will become exercisable or nonforfeitable and transferable, regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XI merely because the

Award would become exercisable or nonforfeitable and transferable upon the Participant’s death or Disability or upon a Change in Control, although an Award that actually becomes exercisable or nonforfeitable and transferable on account of those events prior to the attainment of the performance conditions would not constitute “qualified performance-based compensation” under Code Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable or nonforfeitable and transferable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30 or as described in management’s discussion and analysis of the financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (e) acquisitions or dispositions or (f) foreign exchange gains or losses. To the extent any such adjustments affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility.

11.04	Performance Awards

The purpose of this Article XI is to permit the grant of Awards that constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may specify that the Award is intended to constitute “qualified performance-based compensation” by conditioning the right of the Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of any of the performance criteria and conditions set forth in this Article XI. Notwithstanding the foregoing, the Committee may grant an Award that is subject to the achievement or satisfaction of performance conditions that are not set forth herein to the extent the Committee does not intend for such Award to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

12.01	General Adjustments

The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution to stockholders other than a cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XII. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XII by the Board shall be final and conclusive.

12.02	No Adjustments

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.

12.03	Substitute Awards

The Committee may grant Awards in substitution for Options, SARs, restricted stock, restricted stock units, incentive awards or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

12.04	Limitation on Adjustments

Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause Awards under the Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “qualified performance-based compensation” or (b) would cause the Committee to be deemed to have the authority to change the targets, within the meaning of Section 162(m) of the Code, under performance goals or relating to Awards granted to Named Executive Officers and intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XIII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

13.01	Compliance

No Option or SAR shall be exercisable and no Restricted Stock Award shall be granted or settled, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable and no Restricted Stock Award shall be granted or settled, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

13.02	Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company’s or any applicable Affiliate’s deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.

13.03	Forfeiture of Payment

A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.

ARTICLE XIV

LIMITATION ON BENEFITS

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XIV are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XIV, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the Underpayment has occurred. For purposes of this Section, (a) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (b) “Present Value” means the value determined in accordance with Code Section 280G(d)(4); and (c) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (i) is less than the sum of all payments and benefits under this Plan and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XV

GENERAL PROVISIONS

15.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

15.02	Unfunded Plan

This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

15.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

15.04	Tax Withholding and Reporting

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent any income and employment (including, without limitation, Social Security and Medicare) tax withholding obligations, if applicable, attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted hereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay any such applicable amounts (a) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months (but only for the minimum required withholding); (b) by a cashless exercise, or surrender of shares of Common Stock already owned, through a broker; (c) by means of a “net exercise” procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Award; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires. Nevertheless, shares of Common Stock that the Company reacquires in connection with any tax withholding will still be deemed issued and will not be available for issuance pursuant to future Awards under the Plan.

15.05	Code Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under similar laws may be made unless expressly permitted by the terms of the Award or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provisions.

15.06	Reservation of Shares

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

15.07	Governing Law

This Plan and all Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

15.08	Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options, SARs or Restricted Stock Awards for proper corporate purposes otherwise than under the Plan to any employee or to any other Person, firm, corporation, association or other entity, or to grant Options, SARs or Restricted Stock Awards, to, or assume such Awards (or any other types of awards) of any Person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any Person, firm, corporation, association or other entity.

15.09	Repurchase of Common Stock

Subject to Section 15.10 below, the Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

15.10	Other Conditions

The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee’s request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

15.11	Forfeiture Provisions

Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

15.12	Legends; Payment of Expenses

The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a “disqualifying disposition” as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

15.13	Repricing of Awards

Notwithstanding any other provisions of this Plan, except for adjustments pursuant to Article XII or to the extent approved by the Company’s stockholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise price or Initial Value of any outstanding Awards, (b) the issuance of any replacement Options or SARs which shall be deemed to occur if a Participant agrees to forfeit an existing Option or SAR in exchange for a new Option or SAR with a lower exercise price or Initial Value, (c) the Company to repurchase underwater or out-of-the-money Options or SARs, which shall be deemed to be those Options or SARs with exercise prices or Initial Values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option or SAR, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options or SARs, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles.

15.14	Right of Setoff

The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant’s obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.

15.15	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.

ARTICLE XVI

CLAIMS PROCEDURES

16.01	Initial Claim

If a Participant has exercised an Option or SAR or if shares of Restricted Stock have become vested, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR or the date the Participant contends the Restricted Stock vested or the claim will be forever barred.

16.02	Appeal of Claim

If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

16.03	Time to File Suit

The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within ninety (90) days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.

ARTICLE XVII

AMENDMENT

17.01	Amendment of Plan

The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price or Initial Value of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan, or (iv) change the performance conditions set forth in Article XI of the Plan. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will resubmit the material terms of the performance conditions set forth in Article XI to the Company’s stockholders for approval no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the stockholders previously approved the performance objectives.

17.02	Amendment of Awards

The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent.

ARTICLE XVIII

OMNIBUS SECTION 409A PROVISION

18.01	Intent of Awards

It is intended that Awards that are granted under the Plan shall be exempt from treatment as “non-qualified deferred compensation” subject to Section 409A of the Code. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

ARTICLE XIX

EFFECTIVE DATE OF PLAN

The Plan is effective on the date of its adoption by the Board subject to the approval of the Plan by the Company’s stockholders within twelve (12) months of the date of adoption of the Plan by the Board. Awards, other than Restricted Stock Awards, may be granted under this Plan as of the effective date, provided that no Award shall be effective, exercisable or vested, unless the Company’s stockholders approve the Plan within twelve (12) months of the Board’s adoption of the Plan. Restricted Stock Awards may only be granted after the Company’s stockholders approve the Plan.

ARTICLE XX

DURATION OF PLAN

No Award may be granted under this Plan on and after ten (10) years following the effective date of the Plan. Awards granted before that date shall remain valid in accordance with their terms.

APPENDIX A

TERMS APPLICABLE TO CHINA AWARDS

ARTICLE I

DEFINITIONS

“China Awards” means Awards granted to Participants in the People’s Republic of China.

“P.R.C.” means the People’s Republic of China.

“SAFE” means the State Administration of Foreign Exchange of the P.R.C.

ARTICLE II

ELIGIBILITY

To the extent required by P.R.C. law, the Committee shall apply to the SAFE for approval of the persons who will participate in the Plan and receive China Awards and satisfy all applicable registration and other requirements for such persons to be eligible to receive China Awards under the Plan.

ARTICLE III

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

3.01.	Compliance

No China Award shall be exercisable, no China Award shall become nonforfeitable or transferable, no shares of Common Stock shall be issued with respect to China Awards, no certificates for shares of Common Stock shall be delivered with respect to China Awards, and no payment shall be made under this Plan with respect to China Awards, except in compliance with, to the extent applicable, any registration, notice and withholding requirements under the laws of the P.R.C.

By way of example and not limitation, the Company shall (i) comply with applicable notice and registration requirements of the SAFE, (ii) implement appropriate currency exchange procedures with respect to China Awards under the Plan and payments, remittances and deposits in connection therewith, (iii) file such reports with the SAFE as may be necessary under law, (iv) prepare and distribute any required disclosures (whether to Participants or otherwise) regarding the Plan and any China Awards hereunder and (v) take any and all other actions to comply with the legal requirements of the P.R.C. and the SAFE with respect to the Plan and any China Awards to be granted hereunder.

3.02.	Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of any China Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to any China Award under the laws of the P.R.C., and (ii) to comply with any applicable law, including without limitation, any domestic or foreign securities or tax laws, including without limitation the P.R.C. and any applicable requirements of the SAFE. Any such postponement shall not extend the term of the China Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock as to which any China Award shall lapse because of such postponement.

ARTICLE IV

OTHER TERMS

4.1.	Tax Withholding and Reporting

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Committee any income and employment (including without limitation Social Security and Medicare) tax withholding obligations attributable to participation in the Plan and the grant, exercise, vesting or payment of a China Award granted hereunder (including any such requirements under the laws of the P.R.C.). The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any China Award hereunder as applicable law (including without limitation the laws of the P.R.C.) requires.

4.2.	Governing Law

This Plan and all China Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law or the laws of the P.R.C. apply.

ARTICLE V

AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Options without the Participant’s consent. Additionally, to the extent required by the laws of the P.R.C., the Company shall notify the relevant authority of any amendment to the Plan.

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HQ SUSTAINABLE MARITIME INDUSTRIES, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2010

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the 2010 Annual Meeting of Stockholders of HQ Sustainable Maritime Industries, Inc. (“HQ Sustainable”) to be held on December 14, 2010 (the “Annual Meeting”) and appoints Norbert Sporns as a proxy, with the power to appoint his substitute, and hereby authorizes him to exercise at the Annual Meeting, and at any adjournments or postponements thereof, all the votes to which the undersigned is entitled by virtue of the undersigned’s record ownership of shares of Common Stock of HQ Sustainable. The exercise of such votes shall be as set forth herein upon all matters referred to on this proxy card and described in the Proxy Statement for the Annual Meeting, and, in such proxy holder’s discretion, upon any other matters that may properly come before the Annual Meeting.

(Continued and to be signed on the reverse side)

■		14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

December 14, 2010

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting To Be Held on December 14, 2010:

The Proxy Statement and the 2009 Annual Report to Stockholders are available at

http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=15176

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20733000000000000000 2			121410
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. To elect seven directors for terms expiring at the 2011 Annual Meeting of Stockholders.				2. To ratify the appointment of Schwartz Levitsky Feldman LLP.	☐	☐	☐
		NOMINEES:		3. To approve and adopt the HQ Sustainable Maritime Industries, Inc. 2010 Stock Incentive Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	O Norbert Sporns O Lillian Wang Li O Harry Wang Hua O Fred Bild O Kevin M. Fitzsimmons O Andrew Intrater O Daniel Too
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
☐	FOR ALL EXCEPT (See instructions below)

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder, and in the discretion of the proxy holder as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR ALL NOMINEES” LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN YOUR EXECUTED PROXYCARD TO US PROMPTLY USING THE ENCLOSED ENVELOPE.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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